UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

⌧	Filed by the Registrant
□	Filed by a Party other than the Registrant
Check the appropriate box:

□	Preliminary Proxy Statement
□	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
□	Definitive Additional Materials
□	Soliciting Material under §240.14a-12
RUBRIK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

⌧	No fee required
□	Fee paid previously with preliminary materials
□	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

3495 Deer Creek Road
Palo Alto, California 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 3, 2026 at 2:00 p.m. Pacific Time
Dear Stockholder:
We are pleased to invite you to attend the 2026 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Rubrik, Inc., a Delaware corporation (“Rubrik”) to be held virtually on June 3, 2026 at 2:00 p.m. Pacific Time. You may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/RBRK2026 and logging in with the 16-digit control number located on the Notice of Internet Availability of Proxy Materials or in the instructions that you received via email. Once logged in, you will be able to listen to the meeting live, submit questions, and vote online.
The Annual Meeting will be held for the following purposes, which are more fully described in the accompanying materials:
1.To elect the Board’s three nominees for Class II directors, Asheem Chandna, Ravi Mhatre, and Arvind Nithrakashyap, to hold office until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;
2.To ratify the appointment by the Audit Committee of the Board of Directors of Rubrik of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2027;

3.To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers; and

4.To conduct any other business properly brought before the Annual Meeting.

Our Board of Directors has fixed the close of business on April 7, 2026 as the record date for the Annual Meeting. Only stockholders of record at the close of business on April 7, 2026 and their proxy holders are entitled to vote at the Annual Meeting. A complete list of stockholders of record will be available for examination at our headquarters at 3495 Deer Creek Road, Palo Alto, California 94304, by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date, inclusive. If you would like to view the list, please email us at ir@rubrik.com.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 3, 2026 at 2:00 p.m. Pacific Time at www.virtualshareholdermeeting.com/RBRK2026.
The Notice of Annual Meeting, Proxy Statement, and Rubrik’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, are available electronically at https://ir.rubrik.com and www.ProxyVote.com. These proxy materials are first being made available to stockholders on April 15, 2026.

By Order of the Board of Directors

Bipul Sinha
Chief Executive Officer and Chairman
Palo Alto, CA
April 15, 2026

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or the internet as instructed in these materials, or, if you receive a paper proxy card by mail, by completing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting.

RUBRIK, INC.
PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

RUBRIK, INC.
3495 Deer Creek Road
Palo Alto, California 94304

PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 3, 2026 at 2:00 p.m. Pacific Time
GENERAL INFORMATION
Our Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (including any adjournments, continuations, or postponements thereof, the “Annual Meeting”) of Rubrik, Inc. for the purposes described in this proxy statement for the Annual Meeting (this “Proxy Statement”). The Annual Meeting will be held virtually via a live webcast on June 3, 2026 at 2:00 p.m. Pacific Time. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the year ended January 31, 2026 (the “2026 Annual Report”) is first being mailed on or about April 15, 2026 to all stockholders entitled to vote at the Annual Meeting. If you held shares of our common stock at the close of business on April 7, 2026 (the “Record Date”), you or your proxy holder are invited to virtually attend the Annual Meeting at www.virtualshareholdermeeting.com/RBRK2026 and vote on the proposals described in this Proxy Statement.
In this Proxy Statement, we refer to Rubrik, Inc. as “Rubrik,” “Company,” “we,” “us,” or “our,” and to the Board of Directors of Rubrik as “our Board of Directors” or “Board.” The 2026 Annual Report accompanies this Proxy Statement. You also may obtain a paper copy of the 2026 Annual Report without charge by following the instructions in the Notice.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement, should not be considered to be part of this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

Questions And Answers
What am I voting on?
You will be voting on:
∙    Proposal 1: To elect the Board’s three nominees for Class II directors, Asheem Chandna, Ravi Mhatre, and Arvind Nithrakashyap, to serve until the 2029 Annual Meeting of Stockholders and their successors are duly elected and qualified, or until their earlier death, resignation or removal;
∙    Proposal 2: To ratify the appointment by the Audit Committee of the Board of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2027; and
∙    Proposal 3: To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.
What are the voting recommendations of our Board of Directors?
Our Board of Directors recommends that you vote “FOR” each of the director nominees named in Proposal 1, “FOR” the ratification of the selection of KPMG as our independent public accounting firm as described in Proposal 2, and for the option of ‘‘ONE YEAR’’ as the preferred frequency of future non-binding stockholder advisory votes on the compensation of named executive officers, as described in Proposal 3.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice because our Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to first mail the Notice and make this Proxy Statement and the form of proxy available to stockholders on or about April 15, 2026.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 160,938,033 shares of Class A common stock and 44,871,803 shares of Class B common stock outstanding.
Stockholder of Record: Shares Registered in Your Name
If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee
If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice should be forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying shareholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank, or other nominee regarding how to vote the shares in your account. You may access the meeting and vote by logging in with your control number at www.virtualshareholdermeeting.com/RBRK2026.
How do I attend and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You may attend, vote and ask questions at the Annual Meeting by following the instructions provided on the Notice or proxy card to log in to www.virtualshareholdermeeting.com/RBRK2026. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your Notice or proxy card. If you are the beneficial owner of shares held in “street name,” your control number should be included with your voting instruction card and voting instructions received from your brokerage firm, bank, or other nominee, and you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number to vote.

The webcast of the Annual Meeting will begin promptly at 2:00 p.m. Pacific Time on June 3, 2026. We encourage you to access the meeting prior to the start time. The webcast will open 15 minutes before the start of the Annual Meeting. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/RBRK2026 using your control number, type your question into the “Ask a Question” field, and click “Submit.” To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. We will answer as many questions submitted in accordance with the rules of conduct as possible in the time allotted for the Annual Meeting. Only questions that are relevant to an agenda item to be voted on by stockholders at the Annual Meeting will be answered.
What if I cannot find my Control Number?
Please note that if you do not have your control number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/RBRK2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a brokerage firm, bank, or other nominee), you will need to contact that brokerage firm, bank, or other nominee to obtain your control number prior to the Annual Meeting.
Where can we get technical assistance if we are having trouble accessing the meeting or during the meeting?
If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

How do I vote?
For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee to the Board that you specify. For Proposal 2, you may vote “For” or “Against” or abstain from voting. For Proposal 3, regarding your advisory vote on how frequently we should solicit stockholder advisory approval of executive compensation, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter.

Stockholder of Record: Shares Registered in Your Name: If you are a stockholder of record, you may vote (i) at the Annual Meeting or (ii) in advance of the Annual Meeting by proxy over the telephone, through the internet, or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote at the Annual Meeting even if you have already voted by proxy. This is only required if you want to change your original vote, since votes will not be double counted.
∙    To vote in advance of the Annual Meeting (i) through the internet, go to www.ProxyVote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card, or instructions accompanying your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m. Eastern Time on June 2, 2026 to be counted.
∙    To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If we receive your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
∙    To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/RBRK2026, starting at 2:00 p.m. Pacific Time, on June 3, 2026. You will need to enter the control number located on the Notice, on your proxy card, or in the instructions that accompany your proxy materials. The webcast will open 15 minutes before the start of the Annual Meeting.
Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee: If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank, or other nominee, you should have received a Notice containing voting instructions from that nominee rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or on your Notice of Availability or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your Notice of Availability or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share held as of the close of business on the Record Date. Each holder of shares of our Class B common stock will have 20 votes per share held as of the close of business on the Record Date.

What if another matter is properly brought before the meeting?
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card.
Can I change my vote after submitting my proxy?
Yes. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
∙    Submit another properly completed proxy card with a later date.
∙    Grant a subsequent proxy by telephone or through the internet.
∙    Send a timely written notice that you are revoking your proxy to our Secretary via email at ChiefLegalOfficer@rubrik.com.
∙    Attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a beneficial owner of shares held in “street name” on your behalf by a brokerage firm, bank, or other nominee, you should follow the instructions provided by that nominee.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, or by using a printed proxy card, or online during the Annual Meeting.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote in advance of the Annual Meeting by completing a printed proxy card through the internet, or by telephone, or online at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the following recommendations of our Board of Directors:
∙    “For” the election of each of the Class II director nominees named in this Proxy Statement,
∙    “For” the ratification of the appointment by the Audit Committee of the Board of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2027, and
∙    “For” ‘‘ONE YEAR’’ as the preferred frequency of stockholder advisory votes on the compensation of our named executive officers.
If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using that individual’s best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank, or other nominee with voting instructions, what happens?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine,” but not with respect to “non-routine” matters. In this regard, Proposal 1 and Proposal 3 are considered to be “non-routine,” meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. Proposal 2 is considered to be a “routine” matter, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in “street name”, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank, or other nominee by the deadline provided in the materials you receive from your nominee.
What are broker non-votes?
As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. Proposal 1 and Proposal 3 are considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with those proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count:
∙    For the proposal to elect three Class II directors, votes “FOR,” “WITHHOLD,” and broker non-votes;
∙    For the proposal to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2027, votes “FOR,” “AGAINST,” and abstentions; and
∙    For the proposal on the preferred frequency of future stockholder advisory votes on the compensation of our named executive officers, votes “One Year,” “Two Years,” “Three Years,” and abstentions and broker non-votes.

What vote is required for adoption or approval of each proposal and how will votes be counted?

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold votes, as applicable	Effect of Broker Non-Votes	Board Recommendation
1	Election of the three nominees for Class II director named in this Proxy Statement to serve until our 2029 annual meeting of stockholders	Plurality of the votes of the shares present virtually or by proxy duly authorized at the meeting and entitled to vote generally on the election of directors	"FOR" or "WITHHOLD"	No Effect	No Effect	FOR all nominees
2	Ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2027	Affirmative vote of the majority of the votes cast on the matter, voting affirmatively or negatively (excluding abstentions and broker non-votes)	"FOR," "AGAINST" or "ABSTAIN"	No Effect	Not applicable	FOR
3	Advisory vote on the frequency of stockholder advisory votes on executive compensation	Affirmative vote of the majority of the votes cast on the matter, voting affirmatively or negatively (excluding abstentions and broker non-votes)*	EVERY "ONE YEAR,"TWO YEARS," OR "THREE YEARS";	No Effect	No Effect	FOR EVERY "ONE YEAR"
* The frequency that receives the most votes, even if less than a majority of the votes cast, will be deemed the frequency preferred by the stockholders.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares entitled to vote at the Annual Meeting are present in person, by remote communication, or represented by proxy. On the Record Date, there were 160,938,033 shares of our Class A common stock and 44,871,803 shares of our Class B common stock outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
We expect that preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

Information Regarding Our Board Of Directors And Corporate Governance
Our Board of Directors
The following table sets forth the names, ages as of March 31, 2026, and certain other information for each of our nominees for election to the Board as Class II directors, and for each of the continuing members of our Board of Directors:

Directors with Terms Expiring at the Annual Meeting/Nominees	Age	Independent	Current Term Expires	Expiration of Term For Which Nominated	Position
Class I Directors
John W. Thompson(3)(4)**	76	☑	2028	—	Director
Yvonne Wassenaar(1)	57	☑	2028	—	Director
Class II Directors
Asheem Chandna(1)(2)	61	☑	2026	2029	Director
Ravi Mhatre(2)(3)	59	☑	2026	2029	Director
Arvind Nithrakashyap	52		2026	2029	Chief Technology Officer and Director
Class III Directors
R. Scott Herren(1)(4)	64	☑	2027	—	Director
Mark D. McLaughlin(2)	60	☑	2027	—	Director
Bipul Sinha	52		2027	—	Chief Executive Officer and Chairman of our Board of Directors

(1)    Member of the Audit Committee.
(2)    Member of the Compensation Committee.
(3)    Member of the Nominating and Corporate Governance Committee.
(4)    Member of the Cybersecurity Committee.
**    Lead Independent Director
Set forth below is biographical information for the Class II director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes, or skills that led our Board of Directors to recommend them for board service. We believe that, as a whole, our Board of Directors possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
Nominees for Election at the Annual Meeting
Asheem Chandna. Mr. Chandna has served as a member of our Board of Directors since March 2015. Since September 2003, Mr. Chandna has served as Partner at Greylock Partners, a venture capital firm. From April 1996 to December 2002, Mr. Chandna served as Vice President, Business Development and Product Management at Check

Point Software Technologies Ltd., a public cybersecurity company. He currently serves on the board of directors of a number of privately held companies. Mr. Chandna previously served on the board of directors of Palo Alto Networks, Inc., or Palo Alto Networks, a public cybersecurity company, from April 2005 to December 2022, Imperva, Inc., a public cybersecurity company, acquired by Thoma Bravo, LLC, from July 2003 to June 2013, and Sourcefire, Inc., a public cybersecurity company, acquired by Cisco Systems, Inc., from May 2003 to October 2009. Mr. Chandna holds a Bachelor of Science in Electrical Engineering and a Master of Science in Computer Engineering from Case Western Reserve University. Mr. Chandna was selected to serve on our Board of Directors because of his extensive background with cybersecurity and cloud products, enterprise IT markets, and his experience on the boards of directors of various public and private companies.
Ravi Mhatre. Mr. Mhatre has served as a member of our Board of Directors since January 2014. Mr. Mhatre co-founded Lightspeed Venture Partners, a global technology venture capital firm, and has served as Partner of Lightspeed Venture Partners since August 1999. He currently serves on the board of directors of several private companies. Mr. Mhatre previously served on the boards of directors of Nutanix, Inc., a public enterprise cloud platform company, from July 2010 to April 2021, and Mulesoft, Inc., a public enterprise software company, acquired by Salesforce, Inc., from May 2007 to May 2018. Mr. Mhatre holds a Bachelor of Arts in Economics and a Bachelor of Science in Electrical Engineering from Stanford University and a Master of Business Administration from Stanford University’s Graduate School of Business. Mr. Mhatre was selected to serve on our Board of Directors because of his extensive experience in the venture capital industry, knowledge of technology companies, and service on the boards of directors of various private and public companies.
Arvind Nithrakashyap. Mr. Nithrakashyap is our co-founder and has served as our Chief Technology Officer and as a member of our Board of Directors since January 2014. From March 2010 to January 2014, Mr. Nithrakashyap served as Senior Rocket Scientist at Rocket Fuel Inc., or Rocket Fuel, a public advertisement technology company, acquired by Sizmek Inc. Prior to Rocket Fuel, Mr. Nithrakashyap served as Senior Software Engineer at Pursima, Inc., or Pursima, a data management software company. Prior to Pursima, Mr. Nithrakashyap served as Principal Member of Technical Staff at Oracle Corporation, a public computer technology company. Mr. Nithrakashyap holds a Bachelor of Technology in Computer Science from the Indian Institute of Technology and a master’s degree in Computer Science from the University of Massachusetts Amherst. Mr. Nithrakashyap was selected to serve on our Board of Directors because of the perspective and experience he provides as our co-founder and Chief Technology Officer, as well as his extensive experience with leading product development at technology companies.
Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders
R. Scott Herren. Mr. Herren has served as a member of our Board of Directors since November 2021. Since March 2026, Mr. Herren has served as a director of Workiva Inc., a public cloud-based SaaS company, and since July 2025, Mr. Herren has served as an executive advisor at Cisco Systems, Inc. a public technology company. From December 2020 to July 2025, Mr. Herren served as Executive Vice President and Chief Financial Officer of Cisco Systems, Inc.. From November 2014 to December 2020, Mr. Herren served as Chief Financial Officer of Autodesk, Inc., or Autodesk, a public cloud-based design and engineering software company. Prior to Autodesk, Mr. Herren served in various leadership and financial roles at Citrix Systems, Inc., or Citrix, a public cloud computing company. Prior to Citrix, Mr. Herren spent 16 years in senior strategy and financial positions at FedEx Corporation, a public transportation and e-commerce company, and International Business Machines Corporation, a public technology company. Mr. Herren previously served on the board of directors of Proofpoint, Inc., a public cybersecurity company, acquired by Thoma Bravo, LLC. Mr. Herren holds a Bachelor of Science in Industrial Engineering from Georgia Institute of Technology and a Master of Business Administration from Columbia University. Mr. Herren was selected to serve on our Board of Directors because of his extensive experience in operations, international business, accounting, financial management, and investor relations at publicly held technology companies.
Mark D. McLaughlin. Mr. McLaughlin has served as a member of our Board of Directors since November 2022. Since April 2023, Mr. McLaughlin has served as a director of Snowflake Inc., a public data-cloud company, and since August 2019, Mr. McLaughlin has served as chairperson of the board of directors of QUALCOMM Incorporated, or Qualcomm, a public global semiconductor company, and has served as a member of the board of directors of Qualcomm since July 2015. From August 2011 to December 2022, Mr. McLaughlin served as a member of the board of directors of Palo Alto Networks, a public cybersecurity company. In addition, Mr. McLaughlin served as President and Chief Executive Officer of Palo Alto Networks from August 2011 to June 2018. From

February 2000 to July 2011, Mr. McLaughlin served in various roles at VeriSign, Inc., or VeriSign, a public internet infrastructure company, most recently as President and Chief Executive Officer. Prior to VeriSign, Mr. McLaughlin served as Vice President, Sales and Business Development at Signio Inc., an internet payments company, acquired by VeriSign. In January 2011, President Barack Obama appointed Mr. McLaughlin to serve on the President’s National Security Telecommunications Advisory Committee, where he served through April 2023, and from November 2014 to December 2016, he served as the chairperson of the committee. Mr. McLaughlin holds a Bachelor of Science from the U.S. Military Academy at West Point and a Juris Doctorate from Seattle University School of Law. Mr. McLaughlin was selected to serve on our Board of Directors because of his extensive leadership experience and knowledge of the technology industry.
Bipul Sinha. Mr. Sinha is our co-founder and has served as our Chief Executive Officer and as a member of our Board of Directors since January 2014, and as Chairman of our Board of Directors since July 2016. Since January 2014, Mr. Sinha has also served as Venture Partner at Lightspeed Venture Partners, a global technology venture capital firm. From July 2010 to January 2014, Mr. Sinha served as a Partner at Lightspeed Venture Partners. Mr. Sinha previously served on the board of directors of Nutanix, Inc., a public enterprise cloud platform company, from December 2011 to October 2017. Mr. Sinha holds a Bachelor of Technology in Electrical Engineering from the Indian Institute of Technology and a Master of Business Administration from the Wharton School of the University of Pennsylvania. Mr. Sinha was selected to serve on our Board of Directors because of the perspective and experience he provides as our co-founder and Chief Executive Officer, as well as his extensive experience with advising and leading technology companies.
Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders
John W. Thompson. Mr. Thompson has served as a member of our Board of Directors since January 2018. Since May 2018, Mr. Thompson has served as Venture Partner at Lightspeed Venture Partners, a global technology venture capital firm. From 2012 to December 2023, Mr. Thompson served on the board of directors of Microsoft Corporation, a public technology company. From May 2021 to May 2023, Mr. Thompson served as chairperson of the board of directors of Illumina, Inc., or Illumina, a public genomics technology company. From October 2017 to March 2018, Mr. Thompson served as Executive Advisor at Riverwood Capital Management L.P., or Riverwood Capital, a private equity firm. Prior to Riverwood Capital, Mr. Thompson served as Chief Executive Officer at Virtual Instruments Corporation, a software solutions company, Chief Executive Officer at Symantec Corporation, or Symantec, now known as NortonLifeLock Inc., a public cybersecurity company, and General Manager at International Business Machines Corporation, a public technology company. Mr. Thompson previously served on the board of directors of Symantec from 1999 to 2011. Mr. Thompson holds a Bachelor of Arts in Business Administration from Florida Agricultural and Mechanical University and a master’s degree in Management Science from Massachusetts Institute of Technology, Sloan School of Management. Mr. Thompson was selected to serve on our Board of Directors because of his extensive leadership experience and his knowledge of technology companies.
Yvonne Wassenaar. Ms. Wassenaar has served as a member of our Board of Directors since November 2021. From January 2019 to May 2022, Ms. Wassenaar served as Chief Executive Officer of Puppet, Inc., an information technology automation software company. From June 2017 to September 2018, Ms. Wassenaar served as Chief Executive Officer of Airware, an enterprise drone solutions company. From August 2014 to May 2017, Ms. Wassenaar served in various roles at New Relic, Inc., or New Relic, a public cloud-based observability platform company, most recently as Chief Information Officer. Prior to New Relic, Ms. Wassenaar held various senior positions at VMware, Inc., a public cloud computing and virtualization technology company. Ms. Wassenaar currently serves on the board of directors of Arista Networks, Inc., a public cloud networking company, JFrog Ltd., a public software supply chain company, and Braze, Inc., a public cloud-based software company. Ms. Wassenaar previously served on the boards of directors of Forrester Research, Inc., a public research and advisory company, from June 2017 to May 2025, Anaplan, Inc., a public cloud-based business planning software company, acquired by Thoma Bravo, LLC, from November 2019 to June 2022, and Mulesoft, Inc., a public enterprise software company, acquired by Salesforce, Inc., from December 2017 to May 2018. Ms. Wassenaar also currently serves on the boards of directors of various private companies and non-profit institutions. Ms. Wassenaar holds a Bachelor of Arts in Economics with a specialization in computing from the University of California, Los Angeles and a Master of Business Administration from the UCLA Anderson School of Business. Ms. Wassenaar was selected to serve on our

Board of Directors because of her extensive knowledge of the technology industry, her extensive experience in senior leadership positions at technology companies, and her service on the boards of directors of various private and public companies.
Director Independence and Independence Determinations
Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors in accordance with the listing standards of the New York Stock Exchange (“NYSE”). Our Corporate Governance Guidelines define an “independent” director consistent with the NYSE definition of independence. Under our Corporate Governance Guidelines and NYSE listing standards, a director is not independent unless the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Members of our Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.
Our Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to our Board regarding director independence. As a result of this review, our Board affirmatively determined that each of Asheem Chandna, R. Scott Herren, Mark D. McLaughlin, Ravi Mhatre, John W. Thompson, and Yvonne Wassenaar are “independent” in accordance with NYSE listing standards applicable to boards of directors in general, and that Enrique Salem, who served on the Board until his term concluded at our 2025 annual meeting of stockholders, was “independent” in accordance with NYSE listing standards applicable to boards of directors in general.

In addition, our Board has affirmatively determined that each of Asheem Chandna, R. Scott Herren, and Yvonne Wassenaar are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and Audit Committee members in particular, and that each of Asheem Chandna, Mark D. McLaughlin, and Ravi Mhatre are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and Compensation Committee members in particular.
In making these affirmative determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with Rubrik and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”
Board Leadership
Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Corporate Governance Committee deems appropriate. Our Corporate Governance Guidelines also provide that, when our Board of Directors does not have an independent chairperson, the independent members of our Board of Directors will designate a “Lead Independent Director.”
At this time, our Board of Directors believes that our current Chief Executive Officer is best situated to serve as Chairman of the Board of Directors. Bipul Sinha co-founded our company and is highly knowledgeable and has longstanding experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Because Mr. Sinha has served and continues to serve in both these roles, our Board of Directors has appointed a Lead Independent Director, John W. Thompson. As Lead Independent Director, Mr. Thompson provides leadership to our Board of Directors if circumstances arise in which the role of Chief Executive Officer and Chairperson of our Board of Directors may be, or may be perceived to be, in conflict, and performs such additional duties as our Board of Directors may otherwise determine and delegate, including presiding over periodic meetings of our independent directors and coordinating activities of independent directors. Our Board of Directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our Board of Directors, and sound corporate governance policies and practices.

Role of our Board of Directors in Risk Oversight
Our Board of Directors oversees our risk management processes, which are designed to support the achievement of organizational objectives, improve long-term organizational performance, and enhance stockholder value while mitigating and managing identified risks. A fundamental part of our approach to risk management is not only understanding the most significant risks we face as a company and the necessary steps to manage those risks, but also deciding what level of risk is appropriate. Our Board of Directors plays an integral role in guiding management’s risk tolerance and determining an appropriate level of risk.
While our full Board of Directors has overall responsibility for evaluating key business risks, its committees monitor and report to our Board of Directors on certain risks while management is responsible for the day-to-day oversight and management of certain risks. The risk oversight process includes receiving regular reports from its committees and members of senior management to enable our Board of Directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, data privacy, strategic, and reputational risk. Our Audit Committee monitors our major financial, accounting, legal, compliance, investment, tax, risks, and the steps our management has taken to identify and control these exposures, including by reviewing and setting guidelines, internal controls, and policies that govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal, regulatory, and ethical compliance programs, and directly supervises our internal audit function. Our Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking, and also plans for leadership succession. Our Nominating and Corporate Governance Committee oversees risks associated with director independence and the composition and organization of our Board of Directors, periodically reviews our Global Code of Conduct and Corporate Governance Guidelines, and provides general oversight of our other corporate governance policies and practices.
In connection with its reviews of the operations of our business, our full Board of Directors addresses holistically the primary risks associated with our business, as well as the key risk areas monitored by its committees. Our Board of Directors appreciates the evolving nature of our business and industry and oversees the monitoring and mitigation of new threats and risks as they emerge. In particular, our Board of Directors is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents. Our Board of Directors addresses the Company’s cybersecurity risk management as part of its general oversight function and is responsible for overseeing the Company’s cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats. These processes are implemented and maintained by management, including a team led by our Chief Information Security Officer (the “CISO team”), which is responsible for integrating cybersecurity into the Company’s broader risk management strategy, hiring and managing cybersecurity personnel, approving budgets, reviewing security assessments, and helping prepare for and respond to cybersecurity incidents. The Company’s incident response protocols provide for escalation of certain incidents to senior management and, when appropriate, to our Board of Directors. The Board receives periodic reports from the CISO team on significant cybersecurity risks and the Company’s mitigation efforts.
Board and Committee Meetings
Our Corporate Governance Guidelines provide that all directors are expected to prepare for, attend and actively participate in all meetings of the Board and the committees on which they serve. Our Board of Directors meets periodically during the year to review significant developments affecting Rubrik and to act on matters requiring the approval of our Board of Directors. Our Board of Directors met six times during our last fiscal year. Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Cybersecurity Committee. Our Audit Committee met eight times during our last fiscal year. Our Compensation Committee met four times during our last fiscal year. Our Nominating and Corporate Governance Committee met once during our last fiscal year. Our Cybersecurity Committee met once during our last fiscal year. During our last fiscal year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which they had been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which they served during the periods that they served. We encourage our directors to attend our Annual Meeting. All of our directors attended our 2025 annual meeting of stockholders.
Director Nomination Process, Qualifications and Candidates Recommended by Stockholders
We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of our Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our Corporate Governance Guidelines, and the requirements of applicable law. In recommending candidates for nomination, our Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Amended and Restated Bylaws, using the same criteria to evaluate all such candidates.
Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Company’s bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary of the Company at 3495 Deer Creek Road, Palo Alto, CA 94304. A courtesy copy should also be submitted by email to ir@rubrik.com. Such director candidate recommendations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the heading “Other Information for Stockholders— Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”
In assessing potential candidates, our Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate possesses relevant expertise to offer advice and guidance to management, has sufficient time to devote to the affairs of the Company, demonstrates excellence in the candidate’s field; has the ability to exercise sound business judgment and is committed to represent the long-term interests of the Company’s stockholders. In its evaluation of nominees, our Nominating and Corporate Governance Committee will also take into consideration other factors, such as the current size and composition of our Board of Directors and the needs of our Board of Directors and respective committees of our Board of Directors, as well as such factors as business experience, professional backgrounds, diversity, independence, area of expertise, experience, potential conflicts of interest, other commitments, and the like.
Stockholders also have the right under our Amended and Restated Bylaws to directly nominate director candidates, without any action or recommendation on the part of our Nominating and Corporate Governance Committee or our Board of Directors. Information regarding the process and required information to properly and timely submit stockholder nominations for candidates for membership on our Board of Directors is set forth in our Amended and Restated Bylaws and under the heading “Other Information for Stockholders — Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”
Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates as appropriate and, in addition, our Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Committees of Our Board of Directors
The composition and responsibilities of each of the standing committees of our Board of Directors are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee
Our Audit Committee consists of Asheem Chandna, R. Scott Herren, and Yvonne Wassenaar. The chairperson of our Audit Committee is Mr. Herren. Our Board of Directors has determined that each member of our Audit Committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Our Board of Directors has determined that Mr. Herren is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable NYSE requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and current employment.
The primary purpose of our Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:
●helping our Board of Directors oversee our corporate accounting and financial reporting processes;
●appointing, compensating, retaining and, where appropriate, replacing our independent registered public accounting firm to audit our financial statements and the effectiveness of our internal control over financial reporting, when required;
●discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end results of operations;
●developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●reviewing and overseeing related party transactions;
●reviewing our policies on risk assessment and risk management;
●approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related fees; and
●preparing the audit committee report that the SEC requires in our annual proxy statement.
Our Audit Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.
Compensation Committee
Our Compensation Committee consists of Asheem Chandna, Mark D. McLaughlin, and Ravi Mhatre. The chairperson of our Compensation Committee is Mr. Chandna. Our Board of Directors has determined that each member of our Compensation Committee is independent under the listing standards of the NYSE.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans, and programs, and to review and determine or recommend to our Board of Directors for approval, as applicable, the compensation to be paid to our executive officers, directors, and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:
●reviewing and recommending to the independent members of our Board of Directors the compensation of our Chief Executive Officer;

●in consultation with our Chief Executive Officer, reviewing and approving the compensation of our other executive officers;
●reviewing and recommending to our Board of Directors the compensation of our non-employee directors;
●administering our equity incentive plans and other benefit programs;
●reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, bonus plans, change of control protections, and any other compensatory arrangements for our executive officers and other senior management; and
●reviewing and establishing general policies and programs relating to compensation and benefits of our employees, including our overall compensation philosophy.
Our Compensation Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.
Processes and Procedures for Compensation Decisions
Our Compensation Committee is primarily responsible for establishing and reviewing our overall compensation strategy. In addition, our Compensation Committee oversees our compensation and benefit plans and policies, administers our equity incentive plans, reviews and approves all compensation decisions relating to our executive officers, and reviews and recommends all compensation decisions relating to our Chief Executive Officer to the independent members of our Board of Directors. Our Compensation Committee consults with our Chief Executive Officer regarding the compensation of our executive officers other than himself.
Our Compensation Committee has adopted an equity award grant policy governing equity awards that are granted to our officers, employees, service providers and members of our Board of Directors. As part of its oversight function, our Compensation Committee reviews the grants awarded under the equity award grant policy. The delegation of authority to our Compensation Committee under the equity award grant policy is not exclusive, and both our Board of Directors and our Compensation Committee retain the right to grant equity awards.
Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisers. During the fiscal year ended January 31, 2026, our Compensation Committee retained Compensia, Inc. (“Compensia”), a compensation consulting firm with compensation expertise relating to technology companies, to provide it with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Compensia was engaged directly by our Compensation Committee to, among other things, assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Compensia does not provide any non-compensation related services to us, and maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, our Compensation Committee has assessed the independence of Compensia, taking into account, among other things, the factors set forth in Exchange Act Rule 10C-1 and the NYSE listing standards, and concluded that no conflict of interest exists with respect to the work that Compensia performs for our Compensation Committee.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 31, 2026, each of Asheem Chandna, Ravi Mhatre and Mark D. McLaughlin served as a member of the Compensation Committee. None of the members of our Compensation Committee are currently, or have been at any time, one of our officers or employees. None of our executive officers currently serve, or have served during the last year, as a member of our Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation

Committee. Except as disclosed under “―Certain Relationships and Related Person Transactions―Predibase Acquisition”, no person who served as a member of our Compensation Committee during the fiscal year ended January 31, 2026, had any relationship requiring disclosure by us under Item 404 of Regulation S-K.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ravi Mhatre and John W. Thompson. The chairperson of our Nominating and Corporate Governance Committee is Mr. Thompson. Our Board of Directors has determined that each member of our Nominating and Corporate Governance Committee is independent under the listing standards of the NYSE. Specific responsibilities of our Nominating and Corporate Governance Committee include:
●identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
●considering and making recommendations to our Board of Directors regarding the composition and chairpersons of the committees of our Board of Directors;
●developing and making recommendations to our Board of Directors regarding corporate governance guidelines and matters; and
●overseeing periodic evaluations of our Board of Directors’ performance, including committees of our Board of Directors.
Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE.
Cybersecurity Committee
Our Cybersecurity Committee consists of Mark D. McLaughlin, John W. Thompson, and R. Scott Herren. The chairperson of our Cybersecurity Committee is Mr. McLaughlin. The primary purpose of our Cybersecurity Committee is to assist our Board of Directors in fulfilling its oversight responsibility with respect to the management of cybersecurity risks related to our products and services as well as our information technology and network systems. Specific responsibilities of our Cybersecurity Committee include:
●overseeing the quality and effectiveness of the Company’s policies, procedures, plans, and execution with respect to its cybersecurity of our information technology and network systems, products, and services;
●overseeing the Company's management of risks from cybersecurity threats, including policies and procedures for assessing, identifying, and managing material risks, and compliance with disclosure obligations regarding material security incidents;
●overseeing data governance policies intended to protect the security, confidentiality, availability, and integrity of the Company's data or data in its custody;
●Periodically reviewing cybersecurity risks related to the Company's use of artificial intelligence;
●periodically reviewing the Company's security certification program;
●overseeing the effectiveness of the Company's security compliance functions; and
●advising our Board of Directors as to the adequacy of the Company's cyber insurance policies.
Our Cybersecurity Committee operates under a written charter approved by our Board of Directors.

Stockholder Communications with the Board of Directors
Stockholders and other interested parties who wish to communicate with our Board of Directors, our non-management directors, or individual directors may send messages to our Chief Legal Officer at 3495 Deer Creek Road, Palo Alto, CA 94304. In accordance with our Policies and Procedures for Stockholder Communications to non-management directors, our Chief Legal Officer or legal team, in consultation with appropriate directors as necessary, will review all incoming stockholder communications (except for mass mailings, product complaints or inquiries, job inquiries, business solicitations, and patently offensive or otherwise inappropriate material). If appropriate, our Chief Legal Officer or legal team will route such communications to the appropriate director(s) or, if none is specified, to the Chairperson of our Nominating and Corporate Governance Committee or our Lead Independent Director after review by the legal team.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines to ensure that our Board of Directors has the necessary practices in place to review and evaluate Rubrik’s business operations and make decisions that are independent of our management. The Corporate Governance Guidelines set forth the practices our Board of Directors intends to follow with respect to, among other things, board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, board committees and compensation and director education. Our Corporate Governance Guidelines also require the approval of our Board of Directors for service by any director on more than four additional public company boards. The Corporate Governance Guidelines, as well as the charters for each committee of our Board of Directors, are available to our stockholders at ir.rubrik.com.
Global Code of Conduct
We maintain a Global Code of Conduct that is applicable to all our employees, executive officers and directors. Our Global Code of Conduct is available on our Investor Relations website at ir.rubrik.com under “Governance - Governance Documents”. We expect that any amendments to the Global Code of Conduct, or any waivers of its requirements, will be disclosed on our website, if required by applicable law or the NYSE listing standards. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees, and by the Company itself, that are designed to promote compliance with insider trading laws, rules, and regulations, and applicable NYSE listing standards, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended January 31, 2026.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan, unless done in accordance with our Pledging Policy. Pursuant to our Pledging Policy, only our CEO is eligible to pledge shares of our common stock. In addition, any proposed pledge must receive pre-clearance from our Compliance Officer and must not exceed 20% of the requesting party’s Rubrik securities. Additionally, the requesting party must demonstrate an ability to repay loan amounts without resort to the securities intended to be pledged and the loan or series of loans must not exceed an aggregate principal amount of $50 million.

Non-Employee Director Compensation
The following table shows for the fiscal year ended January 31, 2026 certain information with respect to the compensation of our non-employee directors, other than Bipul Sinha, our Chief Executive Officer and Chairman, and Arvind Nithrakashyap, our Chief Technology Officer, who are both members of our Board of Directors but did not receive any additional compensation for service as a director. The compensation of Mr. Sinha and Mr. Nithrakashyap as named executive officers is set forth below under “Executive Compensation—Fiscal Year 2026 Summary Compensation Table”:

Director	Stock Awards ($) (1)	Total ($)
Asheem Chandna	279,648.94	279,648.94
R. Scott Herren	279,648.94	279,648.94
Mark D. McLaughlin	254,641.56	254,641.56
Ravi Mhatre	259,683.92	259,683.92
Enrique Salem (2)	—	—
John W. Thompson	309,630.54	309,630.54
Yvonne Wassenaar	254,641.56	254,641.56

(1)    Amounts reported represent the aggregate grant date fair value of RSUs granted to our directors during the fiscal year ended January 31, 2026 under our 2024 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. This amount does not reflect the actual economic value that may be realized by the non-employee director. Each of the RSUs reflected in the table above represent the retainer RSU grant(s) (as described below) automatically granted to each relevant director on January 15th of the applicable fiscal year for service to the Company during such fiscal year. Each retainer RSU grant was fully vested as of the date of the grant.
(2) Mr. Salem served until our annual meeting held in 2025.

The following table sets forth information on the aggregate number of shares of our common stock underlying outstanding and unexercised stock options and unvested RSUs held by our non-employee directors as of January 31, 2026:

Director	Number of RSUs Outstanding as of January 31, 2026	Number of Shares Underlying Outstanding Options as of January 31, 2026
Asheem Chandna	1,351	—
R. Scott Herren	1,351	—
Mark D. McLaughlin	1,351	—
Ravi Mhatre	1,351	—
John W. Thompson	1,351	154,946
Yvonne Wassenaar	1,351	—

Non-Employee Director Compensation Policy
Our Board adopted a non-employee director compensation policy in March 2024, which was amended and restated in September 2025 and further amended in January 2026. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board of Directors:
Retainer RSU Grants
For each fiscal year following the initial fiscal year (as defined below), each eligible non-employee director will be granted a retainer RSU grant with an aggregate grant value determined based on specific service to our Board of Directors and committees of our Board of Directors during the fiscal year, as provided below:
●retainer RSU grant for service as lead independent director with value of $50,000;
●retainer RSU grant for service as a member of our Audit Committee with value of $10,000 and retainer RSU grant for service as chair of our Audit Committee with value of $35,000 (in lieu of the committee member service grant);
●retainer RSU grant for service as a member of our Compensation Committee with value of $10,000 and retainer RSU grant for service as chair of our Compensation Committee with value of $25,000 (in lieu of the committee member service grant); and
●retainer RSU grant for service as a member of our Nominating and Corporate Governance Committee with value of $5,000 and retainer RSU grant for service as chair of our Nominating and Corporate Governance Committee with value of $15,000 (in lieu of the committee member service grant).
Each retainer RSU grant will automatically be granted on January 15th of the applicable fiscal year and will be fully vested. The number of RSUs subject to each retainer RSU grant will be determined by dividing the aggregate retainer RSU grant value that such eligible non-employee director is eligible to receive by the closing price per share of our Class A common stock on the trading day immediately preceding the applicable grant date, rounded down to the nearest whole share.
In January 2026, our Compensation Committee approved an amendment to the non-employee director compensation policy, which increased the value of the retainer RSU grant for service as a member of our Audit Committee to $12,500 and the retainer RSU grant for service as chair of our Audit Committee to $50,000 (in lieu of the committee member service grant).
Initial RSU Grants
Each new eligible non-employee director who joins our Board of Directors will automatically receive an initial RSU grant with an aggregate grant date value of $950,000. The number of RSUs subject to each initial RSU grant will equal (i) the grant date fair value set forth in the previous sentence divided by (ii) the 20-trading day average share price of our Class A common stock for the period ending on the date such director was initially elected or appointed to our Board of Directors, rounded down to the nearest whole share. The initial RSU grants will vest over a three-year period in 12 successive equal quarterly installments. The “initial fiscal year” refers to the fiscal year in which such eligible non-employee director’s initial RSU grant is granted.
Annual RSU Grants
On the date of each annual meeting of our stockholders (the “annual meeting”), each eligible non-employee director (excluding any director whose initial fiscal year falls in the same fiscal year as such annual meeting) will automatically receive an annual RSU grant with an aggregate grant date value of $250,000. The number of RSUs subject to each annual RSU grant will equal (i) the grant date fair value set forth in the previous sentence divided by (ii) the 20-trading day average share price of our Class A common stock for the period ending on the date of the applicable annual meeting, rounded down to the nearest whole share. The annual RSU grants will vest over a one-year period, in four successive equal quarterly installments.
Terms of RSU Grants
The vesting of each non-employee director’s RSU grant made pursuant to the compensation policy is subject to such director’s continuous service with us as of the applicable vesting date. Each of the RSUs granted to our non-employee directors under the compensation policy or otherwise that are unvested as of a Change in Control (as defined in the 2024 Plan) will automatically vest upon such change in control for each director who remains in continuous service with us through the date of such change in control. Pursuant to the compensation policy, the compensation described above will be subject to the limits on non-employee director compensation set forth in the 2024 Plan.
Expenses
We have reimbursed and will continue to reimburse all of our non-employee directors for their ordinary, necessary and reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

Proposal 1: Election Of Directors
Our Board of Directors currently consists of eight members and is divided into three classes and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on our Board of Directors may be filled only by persons elected by a majority of the remaining directors, although less than a quorum, or by the sole remaining director, and not by our stockholders, unless our Board of Directors otherwise determines that such vacancy will be filled by our stockholders. A director elected by our Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Rubrik.
There are currently three Class II directors, Messrs. Chandna, Mhatre, and Nithrakashyap all of whose terms of office are set to expire at the Annual Meeting. The Nominating and Corporate Governance Committee recommended, and the Board of Directors nominated, Messrs. Chandna, Mhatre, and Nithrakashyap, for re-election to our Board at the Annual Meeting. Each of the nominees was previously elected by our stockholders.
Each of these nominees has agreed to stand for re-election at the Annual Meeting. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2029 and until their successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
All of the nominees have indicated that they will be willing and able to serve as directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event that any of these nominees should become unavailable for election due to any presently unforeseen reason, or should for good cause decline to serve, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ASHEEM CHANDNA, RAVI MHATRE, AND ARVIND NITHRAKASHYAP AS CLASS II DIRECTORS.

Proposal 2: Ratification Of Appointment Of Independent
Registered Public Accounting Firm
The Audit Committee of the Board has appointed KPMG as our independent registered public accounting firm for the fiscal year ending January 31, 2027 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting and recommended that stockholders ratify such selection. KPMG has audited our financial statements since 2018. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us for the fiscal years ended January 31, 2026 and January 31, 2025 by KPMG, our principal accountant.

	Fiscal Year Ended January 31,
	2026	2025
Audit Fees(1)	$4,802,000	$3,201,870
Audit-Related Fees(2)	$152,263	$189,000
Tax Fees(3)	$792,000	$369,535
All Other Fees (4)	$3,000	—
Total Fees	$5,749,263	$3,760,405

(1)    “Audit Fees” consist of fees in connection with the audit of Rubrik, Inc’s consolidated financial statements in our Annual Report on Form 10-K; comfort letters, consents, and assistance with and services provided in connection with our initial public offering such as a review of documents filed with the SEC, including our registration statement on Form S-1 related to our initial public offering in April 2024; the review of interim condensed consolidated financial statements in each of our Quarterly Reports on Form 10-Q; and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.
(2)    “Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and not reported under “Audit Fees”.
(3)    “Tax Fees” consist of fees for professional services for tax compliance, tax advice, and tax planning. This category includes consultation on tax matters and assistance regarding federal, state, and international tax compliance.
(4) All other fees consist of permitted services other than audit or tax services, and includes fees related to a subscription to KPMG LLP’s research tools and other general advisory services
Pre-Approval Policies and Procedures
Our Audit Committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us in accordance with our Audit Committee Pre-Approval Policy for Services for Independent Auditor. Pursuant to such policy, pre-approval may be given by our Audit Committee or the Chairperson thereof in connection with approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to our full Audit Committee at its next scheduled meeting.

All of the services relating to the fees described in the table above were pre-approved by our Audit Committee in accordance with our Audit Committee’s pre-approval policies and procedures.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Proposal 3: Advisory Vote On The Frequency Of Stockholder Advisory Votes On The Compensation Of Our Named Executive Officers
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing stockholders the opportunity to indicate a preference for how frequently we should hold future stockholder advisory votes to approve the compensation of our named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes to approve the compensation of our named executive officers every year, every two years, or every three years, or may abstain from voting on this proposal.
After careful consideration, our Board of Directors recommends that future stockholder advisory votes to approve the compensation of our named executive officers be held annually. Our Board of Directors believes that holding a vote every year is the most appropriate option because it will enable our stockholders to provide more frequent and direct input on our compensation philosophy, policies, and practices regarding the compensation of our named executive officers.
The vote on this proposal is advisory and is not binding. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, even if less than a majority of the votes cast, will consider the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers.
It is expected that the next advisory vote on the frequency of future advisory votes on the compensation of our named executive officers will occur at the 2032 annual meeting of stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY FOR FUTURE STOCKHOLDER ADVISORY VOTES TO APPROVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS.

Report Of The Audit Committee Of The Board Of Directors
Our Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended January 31, 2026, with management and the independent registered public accounting firm. Our Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, our Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with our Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.
Based on the review and discussions described above, our Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended January 31, 2026 for filing with the SEC.
THE AUDIT COMMITTEE

R. Scott Herren (Chair)
Asheem Chandna
Yvonne Wassenaar

Executive Officers
The following table sets forth certain information with respect to our executive officers as of March 31, 2026.

Name	Age	Position(s)
Bipul Sinha	52	Chief Executive Officer
Kiran Choudary	51	Chief Financial Officer
Arvind Nithrakashyap	52	Chief Technology Officer

Biographical information for Messrs. Sinha and Nithrakashyap is included above with the director biographies under the caption “Our Board of Directors”.
Kiran Choudary. Mr. Choudary has served as our Chief Financial Officer since November 2020 and was formerly our Senior Vice President of Finance and Strategy from August 2018 to November 2020. From August 2013 to August 2018, Mr. Choudary served as Vice President of Finance and Strategy at Atlassian Corporation PLC, or Atlassian, a public software technology company. Prior to Atlassian, Mr. Choudary served as Vice President in the Technology Investment Banking group at The Goldman Sachs Group, Inc. Mr. Choudary holds a Bachelor of Technology from the Indian Institute of Technology, a master’s degree in Engineering from the Massachusetts Institute of Technology, and a Master of Business Administration from the Wharton School of the University of Pennsylvania.
Each executive officer serves at the discretion of our Board and holds office until the executive officer’s successor is duly elected and qualified or until the executive officer’s earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and objectives, discusses our executive compensation programs and policies, and analyzes how and why we arrived at fiscal year 2026 compensation decisions with respect to the following executive officers serving as of January 31, 2026, who are collectively referred to herein as our “named executive officers” or “NEOs”:
●Bipul Sinha, Chief Executive Officer
●Kiran Choudary, Chief Financial Officer
●Brian McCarthy, President, Global Sales and Field Operations
●Arvind Nithrakashyap, Chief Technology Officer
As previously disclosed, on February 6, 2026, Mr. McCarthy resigned from employment with Rubrik to pursue another opportunity and forfeited all unvested equity awards.
Fiscal Year 2026 Compensation Highlights
Our executive compensation program has three primary elements: base salary, annual performance-based bonus opportunities, and long-term equity incentives, primarily in the form of restricted stock units (“RSUs”). Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component of any market-competitive compensation program. Annual performance-based bonus opportunities reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term, sustainable stockholder value creation. Considering our financial performance, strong governance standards, peer practices and our overarching philosophy of competitive pay that recognizes contributions to Rubrik’s success, our Compensation Committee made the following executive compensation decisions in fiscal year 2026:
●Base Salaries: Effective May 1, 2025, our Compensation Committee approved salary adjustments for certain of our NEOs ranging from 7.8% to 23.3%, following a review of competitive market data and considering various factors, including the scope of each NEO’s role and their respective contributions to Rubrik. In determining Mr. Choudary and Mr. Nithrakashyap’s base salaries, the Compensation Committee also considered that both NEOs had previously foregone salary increases for a number of fiscal years.
●Performance Bonuses: In early fiscal year 2026, our Compensation Committee established a bonus program for fiscal year 2026 (the “FY26 Bonus Program”). Pursuant to the FY26 Bonus Program, each of our NEOs had the opportunity to earn a cash bonus based on our performance against rigorous targets set by the Compensation Committee with respect to our key growth metric, new and expanded annual contract value (“new and expanded ACV,” as defined under “—FY26 Bonus Program” below). NEO target bonuses for fiscal year 2026 (as a percentage of base salary) were unchanged from fiscal year 2025, other than for Mr. Choudary, whose target increased from 50% to 70% of his base salary to better align with market practices for his role. In March 2026, based on our actual new and expanded ACV performance for the year against our robust targets, our Compensation Committee approved bonuses for our NEOs under the FY26 Bonus Program equal to 100% of their respective target payout levels.
●Equity Incentives: Our equity awards are the primary long-term incentives offered to our executives, including our NEOs. Each of our NEOs, other than Mr. Sinha (who received a multi-year performance option at the time of our initial public offering and has not received additional equity awards to date), received a grant of refresh RSUs under our 2024 Equity Incentive Plan (the “2024 Plan”) in fiscal year 2026, vesting based on continued service over a four-year period.

Compensation and Governance Best Practices
We believe that the following practices and policies within our compensation programs promote sound compensation governance and are in the best interests of our stockholders:

What We Do	What We Don’t Do
We emphasize a strong performance results culture through rigorous annual incentive plan goals and by delivering a substantial portion of total compensation for our NEOs in the form of long-term equity awards.
We do not provide guaranteed salary increases or bonuses to our executive officers.
We grant compensation that discourages short-term risk taking at the expense of long-term results.	We do not provide excise tax “gross-ups” for potential change in control payments.
Our Compensation Committee is comprised solely of independent directors with extensive industry experience.	We generally provide limited perquisites and personal benefits to our executives.
The Compensation Committee engages its own independent compensation consultant.	Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time employees.
The Compensation Committee conducts a review at least annually of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.	We do not maintain any special executive retirement plans.
We have strong risk and control policies, we take risk management into account in making executive compensation decisions, and our third-party compensation consultants help us conduct an annual risk assessment of our executive and broad-based compensation programs to promote prudent risk management.	We generally prohibit hedging and pledging of Rubrik securities by our employees, directors and consultants, except for limited pledging by our CEO only with preclearance from our Chief Legal Officer and subject to compliance with our pledging policy.
We maintain a clawback policy.	We do not provide single-trigger vesting acceleration of outstanding equity awards upon a change in control of the Company.

Advisory Vote on Named Executive Officer Compensation
During fiscal year 2026, we became a large, accelerated filer and exited “emerging growth company” status, as defined in the Jumpstart Our Business Startups Act. As such, our stockholders will have their first opportunity to cast a non-binding advisory vote to approve our executive compensation (“say-on-pay”) at our annual meeting of stockholders occurring in fiscal year 2028. In the future, we intend to consider the outcome of such say-on-pay votes when making decisions regarding our executive compensation. Depending on the outcome of Proposal 3 (regarding the frequency of future say-on-pay votes), we expect to hold say-on-pay votes annually.
Compensation Objectives, Philosophy and Elements of Compensation
Our compensation programs are designed to attract, motivate, and retain qualified executive officers committed to Rubrik’s success and future growth, built around the following principles:
●Incentivizing and retaining a highly skilled team of executives who contribute to our long-term success via domain expertise and continued investment in Rubrik;
●Providing compensation packages to our executive officers that are competitive from short-, medium-, and long-term perspectives that reward the achievement of our financial, growth, operational and strategic objectives; and

●Aligning our NEOs’ interests with the interests of our stockholders via a strong focus on long-term equity incentives relative to shorter-term rewards that grow in value as we create sustainable long-term value for our stockholders.
As Rubrik grows and evolves, so do our compensation programs. We regularly assess our compensation approach to ensure it reflects our size, maturity, and strategic direction. Our focus remains on designing programs that drive performance, support long-term value creation, and align executive compensation with both stockholder interests and business outcomes.
To achieve our compensation objectives, in fiscal year 2026, we provided our executive officers, including our NEOs, with a compensation package consisting of the following elements:

Compensation Element	Purpose/Objectives	Key Features
Base Salary (fixed cash)	Designed to attract and retain highly talented executives by providing a fixed level of compensation that is competitive in the market, rewards performance, and discourages inappropriate risk-taking	Generally reviewed annually in the first quarter of the fiscal year, effective on or around May 1 of the fiscal year, and determined based on a number of factors and with reference to market data provided by our Compensation Committee’s independent compensation consultant, Compensia, Inc. (“Compensia”)
Annual Cash Incentive Awards (at-risk cash)	Motivates our NEOs to achieve or exceed short-term business objectives that drive growth of the Company	Target bonus amounts are generally reviewed annually during the first quarter of the fiscal year and determined based on a number of factors (including individual performance, internal equity, retention and our overall performance) and with reference to market data provided by Compensia for positions that have similar impact on the organization and competitive bonus opportunities in our market. Cash incentive awards are entirely dependent upon achievement of specific corporate performance objectives, generally determined by our Compensation Committee and Board of Directors and communicated at the beginning of the fiscal year
Long-Term Equity Incentives (at-risk equity)	Promotes the retention of our NEOs; closely aligns our NEOs’ interests with those of our shareholders by focusing on the creation and sustainability of long-term shareholder value
Long-term equity incentive opportunities are generally reviewed and determined annually during the first quarter of each fiscal year, with vesting commencement dates of March 15 of the year, or as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention or as a reward for significant achievement. Individual grants are determined based on a number of factors, including current corporate and individual performance, outstanding equity holdings and their retention value and total ownership, historical value of our Class A common stock, internal equity among executives and market data provided by Compensia

Benefits	Designed to align with competitive norms for comparable companies	We offer competitive health and welfare benefits, as well as participation in an employee stock purchase plan* and other employee benefit plans

*    Mr. Sinha and Mr. Nithrakashyap are not eligible to participate in our employee stock purchase plan because they own 5% or more of Rubrik.
Process for Setting Executive Compensation

Role of the Compensation Committee and the Board of Directors
The Compensation Committee, which is comprised entirely of independent directors, establishes our overall compensation philosophy and objectives and is responsible for establishing, overseeing and evaluating our executive compensation program. The Compensation Committee meets periodically throughout the year to, among other responsibilities, review and assess whether our executive compensation program aligns with our compensation philosophy and objectives, and determines the specific components of our NEOs’ compensation, other than the compensation of our CEO, where the Compensation Committee makes recommendations to our Board of Directors. References in this Compensation Discussion and Analysis to our Compensation Committee as it relates to compensation decisions made with respect to our CEO should be read to include the full Board of Directors where applicable. These decisions are generally made on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee deems appropriate. The Compensation Committee does not delegate authority to approve executive officer compensation.
We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, our Compensation Committee uses its judgment to establish a total compensation program for each NEO that is a mix of current, short-term incentive and long-term incentive compensation, and cash and non-cash compensation that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives. However, a significant portion of our NEOs’ total target compensation is comprised of performance-based bonus opportunities and long-term equity awards to align their incentives with the interests of our stockholders and our corporate goals.
Role of Management
The Compensation Committee consults with members of our management team, including our CEO and our human resources, finance and legal professionals when making compensation decisions. Our CEO works closely with the human resources team to provide the Compensation Committee with performance assessments and compensation recommendations for each NEO other than himself, based on each NEO’s level of performance, corporate performance, retention risk and considering peer market practices. While the Compensation Committee considers our CEO’s recommendations, the Compensation Committee ultimately uses its own independent business judgment and experience in approving, or adjusting recommendations where applicable, regarding individual compensation elements and the amount of each element for our NEOs. Our CEO recuses himself from all determinations regarding his own compensation.
Role of Compensation Consultant
The Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. The Compensation Committee is directly responsible for the appointment, compensation and oversight of the work of any such advisor and has sole authority to approve all such advisors’ fees and other retention terms. Pursuant to this authority, for fiscal year 2026, the Compensation Committee engaged Compensia to provide independent advice on matters relating to our executive compensation program, including information regarding competitive market practices, assessments and trends and advice relating to the design and structure of our executive compensation program. Compensia also updates the Compensation Committee on corporate governance and regulatory issues and developments. Generally, at least one representative of Compensia attends each meeting of the Compensation Committee. The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia has not provided any other services to us and has received no compensation other than with respect to the services described below. The Compensation Committee evaluated Compensia’s independence by considering the requirements adopted by NYSE and the SEC, and determined that its relationship with Compensia does not raise any conflict of interest. As part of the Compensation Committee’s determination of Compensia’s independence, it received written confirmation from Compensia addressing these factors and supporting the independence determination.

Use of Competitive Market Data and Compensation Peer Group
For purposes of comparing our executive compensation program against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a specified group of peer companies. The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition as necessary or appropriate with input and guidance from Compensia, taking into account changes in both our business and the businesses of the companies in the compensation peer group. Compensia provides the Compensation Committee with competitive market data based on the practices of the selected compensation peer group and also data from published compensation surveys in cases where there is insufficient data for specific executive positions within the peer group companies.
In fiscal year 2025, Compensia proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers for fiscal year 2026 compensation decisions based on Rubrik’s industry and financial characteristics, as determined using the following criteria:
●Location: independent, publicly traded corporation, primarily based in North America
●Industry: primary focus on Application Software, Systems Software, and Internet Services and Infrastructure
●Revenue: annual revenues ranging from 0.5x to 3.0x Rubrik’s annual revenue
●Market capitalization: ranging from 0.33x to 3.0x Rubrik’s 30-day average market capitalization at the time of analysis
●Secondary criteria: preference for Cloud platform / data management companies, similar location within the US, and exclusion of recently public organizations
Based on consideration of such criteria, the peer group for fiscal year 2026 compensation decisions (the “Compensation Peer Group”) was as follows:

▪ Altair Engineering ▪ Asana ▪ BILL Holdings ▪ Box ▪ Commvault Systems ▪ Confluent ▪ Dynatrace	▪ Elastic N.V. ▪ Five9 ▪ Freshworks ▪ GitLab ▪ Guidewire Software ▪ HashiCorp ▪ Nutanix	▪ Procore Technologies ▪ Qualys ▪ Samsara ▪ SentinelOne ▪ Smartsheet ▪ Tenable Holdings

Fiscal Year 2026 Executive Compensation Program
Base Salary
Base salary represents the fixed portion of our NEO’s compensation and is an important element of compensation intended to attract and retain highly talented executives. The Compensation Committee’s decisions regarding base salary levels for the NEOs are primarily based on its review of competitive market information for comparable positions, the executive’s performance of their duties, internal equity, the criticality of the executive’s role to the execution of corporate strategy and the executive’s potential to impact future business results. Further, in increasing the base salaries for Mr. Choudary and Mr. Nithrakashyap, the Compensation Committee considered that both executives had previously forgone base salary adjustments for a number of fiscal years to support Rubrik’s long-term goal of cash profitability. For our NEOs other than our CEO, the Compensation Committee also considers the CEO’s recommended salary adjustments based on position relative to relevant competitive market information and their contributions to Rubrik’s success. Base salaries are reviewed by our Compensation Committee annually and are adjusted as deemed appropriate.
Accordingly, in fiscal year 2026, effective May 1, 2025, the Compensation Committee (and for Mr. Sinha, the Board of Directors) approved the base salary adjustments for our NEOs set forth in the table below. The Compensation Committee determined not to adjust Mr. McCarthy’s base salary in fiscal year 2026 based on its assessment that his base salary remained competitive among the companies in the Compensation Peer Group for executives in similar roles.

Named Executive Officer	Fiscal Year 2025 Salary (effective May 1, 2024)	Fiscal Year 2026 Salary (effective May 1, 2025)	Percentage Increase
Bipul Sinha	$575,000	$620,000	7.8%
Kiran Choudary	$365,000	$450,000	23.3%
Brian McCarthy	$550,000	$550,000	—
Arvind Nithrakashyap	$350,000	$415,000	18.6%

FY26 Bonus Program
We use performance-based annual cash bonus opportunities to motivate our NEOs to achieve our annual financial, operational, and strategic business objectives. Under our FY26 Bonus Program, our NEOs were eligible to earn annual cash bonuses based on our achievement of specified performance goals, as described in detail below.
Target Annual Cash Bonus Opportunities
In the first quarter of fiscal year 2026, the Compensation Committee and Board of Directors (with respect to Mr. Sinha) set the target annual cash bonus opportunities for our NEOs shown in the table below for purposes of the FY26 Bonus Program. The target bonus amounts were selected based on a number of factors, including individual performance, applicable market data comparisons provided by Compensia and input from our CEO (with respect to our NEOs other than himself). Based on such considerations, the Compensation Committee and Board of Directors (with respect to Mr. Sinha) determined not to make any changes to the target bonus opportunities (as a percentage of base salary) in fiscal year 2026 for Messrs. Sinha, McCarthy and Nithrakashyap, and determined to increase Mr. Choudary’s target bonus percentage from 50% in fiscal year 2025 to 70% in fiscal year 2026.

Named Executive Officer	Fiscal Year 2026 Target Annual Cash Bonus Award Opportunity (% of Base Salary)	Change in Target Annual Cash Bonus Award Opportunity Percentage from Fiscal Year 2025
Bipul Sinha	100%	—
Kiran Choudary	65% (1)	20 ppt
Brian McCarthy	100% (2)	—
Arvind Nithrakashyap	50%	—

(1)    Mr. Choudary’s target bonus percentage increased from 50% to 70% of his base salary effective May 1, 2025. As such, his actual target bonus for fiscal year 2026 was 50% from February 1 through April 30, 2025 and 70% from May 1, 2025 through January 31, 2026, resulting in the approximate blended target bonus percentage shown above.
(2)    Mr. McCarthy served as our Chief Revenue Officer through January 2025 and in such role, he participated in a commission-based variable program. In connection with his transition from Chief Revenue Officer to President, Global Sales and Field Operations, Mr. McCarthy began participating in the same annual performance-based cash bonus opportunity as our other NEOs, which the Compensation Committee determined was more closely aligned with market variable compensation practices for such role.
Performance Measurement and Bonus Payout

The Compensation Committee, with input from management, selected new and expanded ACV as the primary performance measure used to determine payouts under the FY26 Bonus Program. “New and expanded ACV” is a key operating measure that we define as the true growth or decline in recurring revenue value. Because our non-executive workforce also receives bonuses contingent on new and expanded ACV, the FY26 Bonus Program is consistent with our sales team compensation and, given Rubrik’s growth focus, aligns our full organization to a unified performance goal.
The Compensation Committee generally does not adjust individual bonus payments based on the NEO’s individual performance during the fiscal year, which similarly reinforces Rubrik’s focus on operating as one team towards a unified goal.
NEO payouts under the FY26 Bonus Program could range from 100% to 105% of each participant’s target bonus opportunity, depending on actual new and expanded ACV attained. We have chosen not to disclose the target performance level for our new and expanded ACV performance measure as such information is proprietary in nature, the disclosure of which could result in competitive harm to Rubrik. For fiscal year 2026, the Compensation Committee and the Board of Directors considered the target performance achievement level for new and expanded ACV to be challenging but achievable with significant and sustained effort requiring circumstances to align as projected.
In March 2026, our Compensation Committee reviewed our actual new and expanded ACV performance in fiscal year 2026 against the pre-established goals and determined that based on actual performance, NEO bonuses under the FY26 Bonus Program would be paid out at 100% of each NEO’s target bonus opportunity, as set forth in the table below.

Named Executive Officer	Fiscal Year 2026 Target Annual Bonus Opportunity ($) (1)	FY26 Bonus Program Payout Percentage	Fiscal Year 2026 Annual Cash Bonus Award ($)
Bipul Sinha	$609,027	100.0%	$609,027
Kiran Choudary	$282,692	100.0%	$282,692
Brian McCarthy	$550,000	100.0%	$550,000
Arvind Nithrakashyap	$199,575	100.0%	$199,575

(1)    The target opportunities under the FY26 Bonus Program for Messrs. Sinha, Choudary and Nithrakashyap as shown in this column are based on their respective blended base salary rates for the full fiscal year, accounting for the base salary adjustments that went into effect on May 1, 2025. The target opportunity shown for Mr. Choudary is based on his blended fiscal year 2026 target percentage, accounting for the increase in his target percentage from 50% to 70% of his base salary that went into effect on May 1, 2025.
Long-Term Equity Incentive Compensation
In connection with our initial public offering, we adopted our 2024 Plan, pursuant to which we may grant equity incentive awards to employees, directors, and consultants to Rubrik. We view long-term incentive compensation in the form of equity awards as a critical component of our executive compensation program to provide our executives with a strong link to our long-term performance, create an ownership culture, help to align the interests of our executives and our stockholders and ensure long-term, sustained retention of our NEOs in a hypercompetitive talent market.
Non-CEO NEO Long-Term Incentives
We primarily award long-term incentives to our employees, including our NEOs, in the form of RSUs. RSUs serve to further align the interests of our NEOs with those of our stockholders, as the final total value realized depends on the share price on the vesting date. While grants of RSUs do not have explicit performance-vesting conditions, the final value realized by the NEOs from the RSUs is directly related to our future stock price performance.

When determining the size of the equity incentive awards granted to our NEOs in fiscal year 2026, the Compensation Committee considered the present value of our NEOs’ unvested equity holdings, particularly the overall retentive value of our NEOs’ existing unvested equity incentive awards on an individualized basis and relative to executives in similar roles at companies in our Compensation Peer Group. Mr. Nithrakashyap’s fiscal year 2026 grant was larger relative to internal and external peers because as a co-founder, he has not received refresh equity awards on a regular annual cadence (he had not received an equity award since January 2022) and as a result, he held relatively fewer unvested equity awards at the time the grants were being made.
In consideration of all of the foregoing, the Compensation Committee approved the grant of RSU awards to our NEOs, other than Mr. Sinha, in fiscal year 2026, the values of which are set forth in the table below.

Named Executive Officer	Intended Grant Value ($) (1)	Restricted Stock Units (#) (1)	Grant Date Fair Value ($)
Kiran Choudary	$13,000,000	201,707 (2)	$12,840,668
Brian McCarthy (3)	$11,000,000	170,675 (2)	$10,865,171
Arvind Nithrakashyap	$25,000,000	294,951 (4)	$26,424,660

(1)    The number of shares subject to each RSU award was determined by dividing the intended grant value by the average of the daily closing share prices of a share of our Class A common stock for the 20-trading day period ending on (a) for Mr. Choudary and Mr. McCarthy’s awards, March 15, 2025, and (b) for Mr. Nithrakashyap’s award, June 1, 2025. As a result, the grant date fair value for accounting purposes, as shown in this table under “Grant Date Fair Value” and as reported in our Summary Compensation Table, may differ from the intended grant value of each RSU award.

(2)    These RSUs are subject to vesting over a four-year period commencing on March 15, 2025, with 10% of the grant vesting over the first year (2.5% per quarter), and the remaining 90% vesting in equal quarterly installments over the subsequent three years, in each case, provided that the applicable NEO remains employed with us though each applicable vesting date. Mr. McCarthy forfeited the unvested portion of his award upon his resignation in February 2026.
(3)    In January 2026, Mr. McCarthy also received awards of 442,022 time-vesting RSUs (with an intended grant value of $30,000,000 and a grant date fair value of $26,424,660) and 147,341 performance stock units (with an intended grant value of $10,000,000 and a grant date fair value of $2,811,262) under our 2024 Plan, vesting based on both Mr. McCarthy’s continued employment with us and the achievement of certain specified stock price hurdles prior to March 15, 2028. These awards were forfeited in their entirety upon his resignation in February 2026.
(4)    These RSUs are subject to quarterly vesting over a four-year period commencing on March 15, 2025, provided that Mr. Nithrakashyap remains employed with us though each applicable vesting date.

CEO Long-Term Incentives
Mr. Sinha did not receive an equity incentive award in fiscal year 2026. In June 2022, in consultation with Compensia and in recognition of Mr. Sinha’s instrumental role in achieving our strategic and business goals to date and, more importantly, the significant potential impact of his role on an ongoing basis, our Board of Directors approved the grant of an option to Mr. Sinha, under our 2014 Equity Incentive Plan (the “2014 Plan”), to purchase up to 8,000,000 shares of our Class A common stock, contingent and effective upon a listing event, which was satisfied in April 2024 in connection with our initial public offering. This award was designed to provide both multi-year retention incentives for Mr. Sinha—with the general intent that he would not receive a refresh equity grant until the end of fiscal year 2027 or the beginning of fiscal year 2028—and to align achievement of business and operating objectives with long-term stockholder value creation. Our Board of Directors believed that achievement of the Target Stock Values (as defined and described below) would result in significant value for our stockholders over the performance period.
Mr. Sinha’s option is divided into 10 tranches that may be earned as specified in the table below, subject to both (1) a service-based condition and (2) our achievement of Target Stock Value prior to the applicable Option Valuation Expiration Date. “Target Stock Value” with respect to Mr. Sinha’s award is based on the percentage of the price per share at which shares of our Class A common stock were first sold to the public in connection with our initial public offering (“IPO”) ($32) (the “IPO Price”), except as described below in the event of a “sale event.”

Tranche	Number of Shares That May Be Earned	Target Stock Value (% of IPO Price)*	Target Stock Value ($)	Option Valuation Expiration Date	Target Stock Value Achieved as of FYE 2026?
1	666,667	134%	$42.88	April 24, 2029	Yes
2	666,667	168%	$53.76		Yes
3	666,667	202%	$64.64		Yes
4	666,667	236%	$75.52		Yes
5	666,667	270%	$86.40	April 24, 2031	Yes
6	666,667	303%	$96.96		—
7	666,667	337%	$107.84		—
8	666,667	371%	$118.72		—
9	1,333,332	506%	$161.92		—
10	1,333,332	759%	$242.88		—

*    Stock price measurement did not commence until expiration of the lock-up period.
For purposes of the option, the Target Stock Value will be achieved on the date when the volume weighted-average price per share of our Class A common stock during a period of 90 consecutive calendar days equals or exceeds the applicable Target Stock Value. The exercise price per share of the option equals $32. Each tranche of the option will vest on the first date following satisfaction of both the service-based condition and the Target Stock Value subject to Mr. Sinha’s continued service with us as our full-time Chief Executive Officer or co-Chief Executive Officer through such date. The shares underlying each tranche will satisfy the service-based condition in 20 equal quarterly installments (rounding down to the nearest whole share, except for the last vesting installment), beginning on January 27, 2022. Each unvested tranche of the option will expire and be forfeited if the Target Stock Value is not achieved on or before the Option Valuation Expiration Date noted in the table above, and each vested tranche will expire and be forfeited on the tenth anniversary of the grant date. As of January 31, 2026, the Target Stock Value for tranches 1 through 5 of the option have been achieved, and a portion of the option has vested.
For a description of the effect on Mr. Sinha’s option of a sale of Rubrik or certain terminations of his employment, please see “Potential Payments Upon Termination or Change in Control” below.
Other Executive Compensation Program Elements
Agreements with Our Named Executive Officers
We have entered into confirmatory offer letters with each of our NEOs, which provide for an annual base salary, target annual bonus opportunity, severance benefits and standard employee benefits generally available to our employees. Each of our NEOs is employed at-will.
Severance and Change in Control Benefits
Regardless of the manner in which a NEO’s service terminates, each NEO is entitled to receive amounts earned during his term of service, including unpaid salary and unused vacation.
In addition, each of our NEOs is eligible to receive certain post-employment benefits under the terms of our Severance and Change in Control Plan (the “Severance Plan”). The Severance Plan is discussed under “Potential Payments Upon Termination or Change in Control” below. Our Compensation Committee believes that severance benefits are important from a retention perspective to provide some level of protection to our NEOs who may be terminated, including in connection with a change in control, and that the amounts are reasonable and maintain the competitiveness of our executive compensation program. Further, our Compensation Committee believes that this structure helps ensure, in the event of a possible change in control, that our NEOs will be available (without concern for their personal financial situations) to perform their regular duties and to advise management and the Board of Directors as to whether the change in control proposal would be in our or our stockholders’ interests. We may also call upon our NEOs to assist in the change in control implementation and transition and to perform other appropriate actions. As further described below, in December 2025, the Compensation Committee approved amendments to the participation agreements for our NEOs, other than Mr. Sinha, to provide for severance benefits upon certain qualifying terminations not related to a change in control.
Other Compensation and Benefits
All of our current NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We pay the premiums for the life, disability, and accidental death and dismemberment insurance for all of our employees, including our NEOs. We also provide a cell phone allowance to all of our employees, including our NEOs other than Mr. Sinha. Other than such broad-based benefits and our 401(k) plan as described below, we generally provide limited perquisites and personal benefits to our NEOs.
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to make pre-tax and after-tax contributions of eligible compensation up to certain limits under the Internal Revenue Code of 1986, as amended (the “Code”), which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and pre-tax contributions and earnings on pre-tax and after-tax contributions are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.
Tax and Accounting Implications
Accounting for Share-Based Compensation
Under ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation
Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to each of the Company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible.
Although the Board of Directors and the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, they also look at other factors in making their decisions and retain the flexibility to provide compensation for the NEOs in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Other Compensation Policies and Practices
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees, and by the Company itself, that are designed to promote compliance with insider trading laws, rules, and regulations, and applicable NYSE listing standards, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended January 31, 2026.
Hedging and Pledging Policy
Our Insider Trading Policy prohibits directors, officers and other employees from engaging in derivatives, securities or hedging transactions, including prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset any decrease in the market value of our securities and the risks associated with holding our common stock. Our Insider Trading Policy also prohibits trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options and other compensatory equity awards issued by us), as well holding our common stock in margin accounts. Additionally, our Insider Trading Policy prohibits pledging securities as collateral for a loan, unless done in accordance with our Pledging Policy. Pursuant to our Pledging Policy, only our CEO is eligible to pledge shares of our common stock. In addition, any proposed pledge must receive pre-clearance from our Compliance Officer and must not exceed 20% of the requesting party’s Rubrik securities. Additionally, the requesting party must demonstrate an ability to repay loan amounts without resort to the securities intended to be pledged and the loan or series of loans must not exceed an aggregate principal amount of $50 million.
Clawback Policy
As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the CEO and Chief Financial Officer may be legally required to reimburse Rubrik for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.
Risk Assessment Concerning Compensation Practices and Policies
The Compensation Committee reviews on an annual basis the risks arising from our compensation policies and practices applicable not just to our NEOs, but to all our employees, and evaluates the policies and practices that could mitigate any such risk. Based on these reviews, the Compensation Committee does not believe that our compensation policies and practices for our employees create risks that are reasonably likely to have a material adverse effect on Rubrik.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided above with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and our Annual Report on Form 10-K for our fiscal year ended January 31, 2026.
Respectfully submitted by the members of our Compensation Committee of the Board of Directors:
●Asheem Chandna (Chair)
●Ravi Mhatre
●Mark D. McLaughlin
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fiscal Year 2026 Summary Compensation Table
The following table presents all of the compensation awarded to, or earned by, or paid to, our NEOs for the fiscal years ended January 31, 2026, January 31, 2025 and January 31, 2024.

Name		Year Ended January 31,	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Bipul Sinha Chief Executive Officer		2026	608,750	—	—		—	609,027	585,958	(5)	1,803,735
		2025	475,000	488,750	—		138,968,009	—	86,849		140,018,608
		2024	375,000	28,125	—		—	103,125	114,244		620,494
Kiran Choudary Chief Financial Officer		2026	421,667	—	12,840,668		—	282,692	—		13,545,027
		2025	365,000	155,125	7,873,250		—	—	—		8,393,375
		2024	365,000	27,375	12,017,500		—	100,375	—		12,510,250
Brian McCarthy President, Global Sales and Field Operations		2026	550,000	—	38,407,564	(4)	—	550,000	18,122	(6)	39,525,686
		2025	550,000	—	7,157,500		—	509,196	—		8,216,696
		2024	550,000	15,000	9,286,250		—	440,053	11,654		10,302,957
Arvind Nithrakashyap Chief Technology Officer	(3)	2026	393,333	—	26,424,660		—	199,575	641,374	(7)	27,658,942

(1)    Amounts reported represent the aggregate grant date fair value of stock and option awards granted to our NEOs during the relevant fiscal year, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSU granted to Mr. McCarthy in fiscal year 2026 was calculated in accordance with ASC Topic 718 using a Monte-Carlo simulation model because the PSU award was subject to market conditions. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs. See the section titled “—Long-Term Equity Incentive Compensation” below for additional information.
(2)    Amounts reported in this column represent total cash bonuses earned by the NEOs based on achievement of corporate performance goals as determined by our Compensation Committee (and, with respect to Mr. Sinha, by our Board of Directors) for the relevant fiscal year. For the fiscal years ended January 31, 2024, and January 31, 2025, amounts reported for Mr. McCarthy represent commission-based payments.
(3)    Information is not reported for Mr. Nithrakashyap for fiscal years 2024 and 2025 because he was not previously a NEO.
(4)    Amount includes (a) the aggregate grant date fair value of RSUs that he received in March 2025 ($10,865,171), (b) the aggregate grant date fair value of RSUs that he received in January 2026 ($24,731,131), and (c) the aggregate grant date fair value of PSUs that he received in January 2026 ($2,811,262). The awards Mr. McCarthy received in January 2026, as well as 157,875 shares subject to the award Mr. McCarthy received in March 2025, were forfeited in their entirety in connection with Mr. McCarthy’s resignation from his role as President, Global Sales and Field Operations effective February 6, 2026.
(5)    Reflects (i) $26,040 in security services paid by us on behalf of Mr. Sinha, (ii) $95,000 in contributions paid by us on behalf of Mr. Sinha to a not-for-profit entity on which Mr. Sinha serves on the board of directors, (iii) $265,000 in filing fees paid by us on behalf of Mr. Sinha in connection with a filing made under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the “HSR Act”), (iv) $14,459 in legal fees paid by us on behalf of Mr. Sinha in connection with the filing made under the HSR Act, (v) $185,459 paid by us on behalf of Mr. Sinha for tax gross up amounts related to the HSR Act filing fee and related legal fees. In addition, family members and guests of Mr. Sinha may occasionally accompany him on business travel arranged through a third-party private aviation service at no or de minimis incremental cost to us.
(6)    Reflects $18,122 in travel expenses to our President’s Club trip for Mr. McCarthy’s wife paid by us on behalf of Mr. McCarthy.
(7)    Includes (i) $265,000 in filing fees paid by us on behalf of Mr. Nithrakashyap in connection with a filing made under the HSR Act, (ii) $23,486 in legal fees paid by us on behalf of Mr. Nithrakashyap in connection with a filing made under the HSR Act, and (iii) $352,138 paid by us on behalf of Mr. Nithrakashyap for tax gross up amounts related to the HSR Act filing fee and related legal fees.
Grants of Plan-Based Awards in Fiscal Year 2026
The following table presents information regarding each plan-based award granted to our NEOs during the fiscal year ended January 31, 2026.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Bipul Sinha	Cash Incentive Bonus Plan	—	—	609,027	639,479	—	—	—	—	—
Kiran Choudary	RSU Award	3/30/2025	—	—	—	—	—	—	201,707	12,840,668
	Cash Incentive Bonus Plan	—	—	282,692	296,827	—	—	—	—	—
Brian McCarthy	RSU Award	3/30/2025	—	—	—	—	—	—	170,675	10,865,171
	PSU Award	1/31/2026	—	—	—	—	147,341	—		2,811,262
	RSU Award	1/31/2026	—	—	—	—	—	—	442,022	24,731,131
	Cash Incentive Bonus Plan	—	—	550,000	577,500	—	—	—	—	—
Arvind Nithrakashyap	RSU Award	6/30/2025	—	—	—	—	—	—	294,951	26,424,660
	Cash Incentive Bonus Plan	—	—	199,575	209,554	—	—	—	—	—

(1)Represents the range of possible payouts to our NEOs for fiscal 2026 under our FY26 Bonus Program. See the section titled “—FY26 Bonus Program” above for additional information.
(2)Represents shares of Class A common stock subject to RSU awards or PSU awards, as applicable, granted pursuant to our 2024 Plan. Please see the section titled “—Long-Term Equity Incentive Compensation” above for additional information.
(3)Amounts represent the aggregate grant date fair value of stock and option awards granted to our NEOs during fiscal year 2026, computed in accordance with ASC Topic 718. The grant date fair value of the PSU granted to Mr. McCarthy in fiscal year 2026 was calculated in accordance with ASC Topic 718 using a Monte-Carlo simulation model because the PSU award was subject to market conditions. Assumptions used in the calculation of these amounts are included in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2026. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

Outstanding Equity Awards at 2026 Fiscal Year End
The following table presents information regarding outstanding equity awards held by our NEOs as of January 31, 2026.

		Option Awards							Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price per share ($)(1)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares of units of stock that have not vested ($)(2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(2)
Bipul Sinha	4/24/2024	2,666,640	666,695	(3)	4,666,665	(3)	32.00	4/24/2034	—		—	—	—
Kiran Choudary	9/18/2018	12,515 (4)	—		—		7.99	9/17/2028	—		—	—	—
	9/18/2018	28,935(4)	—		—		7.99	9/17/2028	—		—	—	—
	4/13/2022	—	—		—		—	—	7,188	(5)	402,169	—	—
	3/24/2023	—	—		—		—	—	350,000	(6)	19,582,500	—	—
	3/25/2024	—	—		—		—	—	247,500	(7)	13,847,625	—	—
	3/30/2025	—	—		—		—	—	186,580	(8)	10,439,151	—	—
Brian McCarthy (12)	4/13/2022	—	—		—		—	—	6,250	(5)	349,688	—	—
	3/24/2023	—	—		—		—	—	275,000	(9)	15,386,250	—	—
	3/25/2024	—	—		—		—	—	225,000	(7)	12,588,750	—	—
	3/30/2025	—	—		—		—	—	157,875	(8)	8,833,106	—	—
	1/31/2026	—	—		—		—	—				147,341(10)	8,243,729
	1/31/2026	—	—		—		—	—	442,022	(11)	24,731,131
Arvind Nithrakashyap	6/30/2025	—	—		—		—	—	239,648	(8)	13,408,306	—	—

(1)    All of the options were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant, as determined in good faith by our Board of Directors or Compensation Committee.
(2)    The amount is calculated using a value of $55.95 per share, which was the closing price of our Class A common stock on the NYSE on January 30, 2026, the last trading day of fiscal year 2026.
(3)    The shares subject to the option vest in twenty equal quarterly installments measured from January 27, 2022 and the Company’s achievement of specified market valuations, subject to Mr. Sinha’s continued service to us through each applicable vesting date as our full-time CEO or co-CEO. See the section titled “—Long-Term Equity Incentive Compensation” above for additional information.

(4)    25% of the shares subject to the stock option vest on the first anniversary of the vesting commencement date, and the remaining of the shares vested in 36 equal quarterly installments thereafter, subject to the named executive officer’s continued service to us through each applicable vesting date. If Mr. Choudary’s service relationship is terminated by us without cause or Mr. Choudary resigns for good reason (each as defined in the stock option award agreement) within 12 months of a sale event (as defined in our 2014 Plan), 50% of the then unvested shares subject to the stock option will immediately vest as of the date of such termination or resignation.
(5) The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in 16 equal quarterly installments, measured from March 15, 2022, subject to the NEO’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(6)    The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in four annual installments, measured from March 15, 2023, in respect of 75,000, 125,000, 150,000, and 200,000 shares, respectively, subject to the NEO’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(7)    The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in four annual installments, commencing March 15, 2024, in respect of 10%, 20%, 35%, and 35% of the shares subject to the RSU, respectively, subject to the NEO’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(8)    The RSUs vest over a four-year period commencing on March 15, 2025, with 2.5% of the RSUs vesting on each of the first four quarterly vesting dates following March 15, 2025, and the remaining RSUs vesting in twelve equal quarterly installments thereafter, in each case subject to the NEO’s continued service through each applicable vesting date. See the section titled “—Long-Term Equity Incentive Compensation” above for additional information.
(9)    The RSUs vest on the first date upon which both a service-based condition and a performance-based condition are satisfied. The service-based condition is satisfied in four annual installments, measured from March 15, 2023, in respect of 50,000, 100,000, 125,000, and 150,000 shares, respectively, subject to the NEO’s continued service to us through each applicable vesting date. The performance-based condition was satisfied in connection with our IPO.
(10)    The PSUs would have vested on March 15, 2028, subject to Mr. McCarthy’s continued service to the Company through such date and achievement of specified stock price hurdles prior to such date. 50% of this award would have vested to the extent that the average closing price per share of Rubrik’s Class A common stock over the 45 consecutive trading days following January 3, 2028 (the “Price Hurdle”) equaled or exceeded $105. The remaining 50% of this award would have vested to the extent that the Price Hurdle equaled or exceeded $140. This award was forfeited in its entirety in connection with Mr. McCarthy’s resignation from his role as President, Global Sales and Field Operations effective February 6, 2026.
(11)    The RSUs would have vested 50% on March 15, 2027 and 50% on March 15, 2028, subject to Mr. McCarthy’s continued service to Rubrik through each applicable vesting date. This award was forfeited in its entirety in connection with Mr. McCarthy’s resignation from his role as President, Global Sales and Field Operations effective February 6, 2026.
(12)    Mr. McCarthy resigned from his role as President, Global Sales and Field Operations effective February 6, 2026. All unvested RSUs and PSUs held by Mr. McCarthy were forfeited in connection with his resignation.

Option Exercises and Stock Vested in Fiscal Year 2026
The following table shows certain information regarding options exercised and stock vested with respect to our NEOs for the fiscal year ended January 31, 2026.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Bipul Sinha	—	—	—	—
Kiran Choudary	43,000	3,107,310	196,377	14,286,277
Brian McCarthy	—	—	219,050	15,829,883
Arvind Nithrakashyap	—	—	217,803	16,510,879

(1)    The value realized on exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the exercise price of the applicable options multiplied by the number of shares underlying the exercised options, and does not represent actual amounts received by our NEOs as a result of the option exercises.

(2)    The value realized on vesting is based on the total number of shares of common stock issued to each NEO upon the vesting of the award multiplied by the closing price of our Class A common stock on the vesting date, and does not represent actual amounts received by our NEOs as a result of the vesting event.
Potential Payments Upon Termination or Change-in-Control
In March 2023, we adopted the Severance Plan, under which our NEOs participate pursuant to their respective participation agreements.
Under the Severance Plan, in the event of an involuntary termination without Cause (as defined in the Severance Plan) or a resignation for Good Reason (as defined in the Severance Plan) that occurs during the period beginning three months prior to and ending 12 months following a Change in Control (as defined in the Severance Plan), Mr. Sinha is entitled to a lump sum cash payment equal to 18 months of base salary, and each of Messrs. Choudary and Nithrakashyap is entitled to a lump sum cash payment equal to 12 months of base salary. In addition, each NEO is entitled to a lump sum cash payment equal to 100% of his annual target cash bonus, payment of COBRA premiums for up to 12 months and full acceleration of outstanding time-vesting equity awards, with performance-based awards vesting in accordance with the terms of the applicable award agreements.
Pursuant to amended participation agreements under the Severance Plan approved in December 2025, in the event of an involuntary termination without Cause or resignation for Good Reason that does not occur in connection with a Change in Control, each NEO, other than Mr. Sinha, is entitled to (i) a lump sum payment equal to three months of base salary, (ii) a lump sum payment equal to 100% of his annual target cash bonus, subject to continued employment for at least 90% of the applicable fiscal year, (iii) payment of COBRA premiums for up to 12 months and (iv) continued vesting of outstanding time-vesting equity awards until the next quarterly vesting date, subject to a maximum aggregate value of $3,000,000. Brian McCarthy, our former President, Global Sales and Field Operations and an NEO, resigned from his role effective February 6, 2026. Mr. McCarthy was subject to the Severance Plan but was not eligible to receive any severance payments or benefits in connection with his resignation.
All severance benefits under the Severance Plan and Amended Participation Agreements are subject to each NEO’s execution of an effective release of claims against us.
The following table presents information concerning estimated payments and benefits that would be provided in the circumstances described below for each of our NEOs serving as of the end of the fiscal year ended January 31, 2026. The payments and benefits set forth below are estimated assuming that the termination or Change in Control occurred on January 30, 2026 (the last business day of our fiscal year ended January 31, 2026) using the closing market price of our stock on that date. Actual payments and benefits could be different if such events were to occur on any other date or at any other price or if any other assumptions are used to estimate potential payments and benefits.

	Covered Termination Not in Connection with a Change in Control (1)				Covered Termination in Connection with a Change in Control (2)				Death or Disability, as applicable
Name	Cash Severance ($)	Continued Benefits ($)	Equity Acceleration ($)	Total ($)	Cash Severance ($)	Continued Benefits ($)	Equity Acceleration ($)	Total ($)	Equity Acceleration ($)
Bipul Sinha	—	—	15,967,345(5)	15,967,345	1,550,000(7)	42,114(4)	15,967,345(5)	17,559,459	15,967,345
Kiran Choudary	337,500(3)	32,434(4)	$3,000,000.(6)	3,369,934	$675,000(7)	32,434(4)	44,271,445(8)	44,978,879	—
Arvind Nithrakashyap	311,250(3)	42,114(4)	1,031,382(6)	1,384,746	$622,500(7)	42,114(4)	13,408,306(8)	14,072,920	—

(1)    A “Covered Termination” not in connection with a “Change in Control” means an NEO’s Separation from Service (as defined in the Severance Plan) due to (i) a termination by Rubrik without Cause (as defined in the Severance Plan) and other than as a result of the NEO’s death or disability, or (ii) resignation by the NEO for Good Reason (as defined in the Severance Plan).
(2)    A “Covered Termination” in connection with a “Change in Control” means a Covered Termination, as defined in footnote (1), that occurs during the period commencing three months prior to, and ending 12 months following, the Closing of a Change in Control (as defined in the Severance Plan). In the case of a resignation for Good Reason, the resignation must comply with the notice and cure requirements set forth in the Severance Plan.
(3)    Represents (i) three months of the NEO’s base salary, and (ii) 100% of the NEO’s target annual bonus opportunity.
(4)    Represents 12 months of the NEO’s COBRA benefits continuation.
(5)    Represents the value of the unvested portion of Mr. Sinha’s outstanding option award that would accelerate upon a Covered Termination, based on the vesting conditions satisfied as of January 31, 2026, and in accordance with the terms of the applicable option agreement, based on the closing price of our Class A common stock, as reported on the NYSE, of $55.95 per share on January 30, 2026. Pursuant to the terms of the option agreement, the option would remain exercisable for up to 12 months following such Covered Termination (or until the original expiration date, if earlier), death, or disability, as applicable.
(6)    Represents the value of outstanding time-vesting equity awards that would continue to vest through March 15, 2026, based on the closing price of our Class A common stock, as reported on the NYSE, of $55.95 per share on January 30, 2026.
(7)    Represents (i) 12 months of base salary for each NEO (18 months for Mr. Sinha), and (ii) 100% of the NEO’s target annual bonus opportunity.
(8)    Represents 100% acceleration of the NEO’s outstanding and unvested time-vesting equity awards, based on the closing price of our Class A common stock, as reported on the NYSE, of $55.95 per share on January 30, 2026.

Item 402(v) Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align NEO compensation with Company performance, refer to the “Compensation Discussion and Analysis” beginning on page 28.

Required Tabular Disclosure of Pay Versus Performance

The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section beginning on page 28.
The following table provides information regarding compensation actually paid to the PEO and non-PEO NEOs for each from 2025 to 2026, compared to our total shareholder return (“TSR”) and an index of peer companies starting from April 25, 2024 through the end of each such year and our net income for each such year. April 25, 2024 is the first day our common stock began trading on the New York Stock Exchange. For the fiscal years covered in the table below, Rubrik’s executive compensation program did not link compensation actually paid to our NEOs to the achievement of one or more specified financial performance measures, nor did it rely on other formulaic or other arithmetic approaches to determine such compensation, and as such, we do not have a “company-selected measure” (within the meaning of Item 402(v) of Regulation S-K).

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1&2)	Compensation Actually Paid to PEO ($)(1&3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1&2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1&3)	Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(4)	Net Income (millions) ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2026	$1,803,735	$(26,103,301)	$26,909,885	$14,908,598	$151.22	$156.37	($0.35)
2025	$140,018,608	$339,919,410	$8,305,036	$45,694,785	$198.03	$124.47	($1.15)

(1)    NEOs included in these columns reflect the following:

Year	PEO	Non-PEO NEOs
2026	Bipul Sinha	Kiran Choudary, Brian McCarthy, Arvind Nithrakashyap
2025	Bipul Sinha	Kiran Choudary, Brian McCarthy

(2)    Amounts reflect Summary Compensation Table Total Compensation for our PEO and average for our non-PEO NEOs for each corresponding year.
(3)    The following table details the adjustment to the Summary Compensation Table Total Compensation for our PEO, as well as the average for our other NEOs, to determine CAP, as computed in accordance with Item 402(v) of Regulation S-K. Amounts do not reflect actual compensation earned by or paid to our PEO or other NEOs during the applicable year.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid	Fiscal Year 2026 (For PEO)	Fiscal Year 2025 (For PEO)	Fiscal Year 2026 (Average For Non-PEO NEOs)[1]	Fiscal Year 2025 (Average For Non-PEO NEOs)[1]
Summary Compensation Table Total	$1,803,735	$140,018,608	$26,909,885	$8,305,036
(Minus): Grant date fair value of option and stock awards granted in fiscal year	-	($138,968,009)	($27,701,786)	($7,515,375)
(Minus): Change in pension value	-	-	-	-
Plus: Pension service cost and associated prior service cost	-	-	-	-
Plus: Fair value at fiscal year-end of outstanding and unvested option and stock awards granted in fiscal year	-	$293,656,070	$20,074,320	$19,233,375
Plus/(Minus): Change in fair value of outstanding and unvested option and stock awards granted in prior fiscal years	$(45,293,709)	-	$(6,413,815)	$21,727,136
Plus: Fair value at vesting of option and stock awards granted in fiscal year that vested during fiscal year	-	$29,083,884	$2,273,006	-
Plus/(Minus): Change in fair value as of vesting date of option and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	$17,386,673	$16,128,857	$(233,012)	$3,944,613
(Minus): Fair value as of the spin-off date of option and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	-	-	-	-
Plus: Value of dividends or other earnings paid on option and stock awards not otherwise reflected in total compensation	-	-	-	-
Compensation Actually Paid	$(26,103,301)	$339,919,410	$14,908,598	$45,694,785

(a)    The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.
(b)    In accordance with Item 402(v) requirements, the fair values of unvested and outstanding equity awards to our NEOs were remeasured as of the end of each fiscal year, and as of each vesting date, during the years displayed in the table above. Fair values as of each measurement date were determined using valuation assumptions and methodologies (including volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant under US GAAP.
For PSUs and PSOs, fair values were estimated using a Monte Carlo simulation model, using assumptions that are generally consistent with those used to estimate fair value at grant date. The fair values reflect the probable outcome of the performance vesting conditions as of each measurement date. See “Stock Compensation Plans” in the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the corresponding fiscal year, where we explain assumptions made in valuing equity awards at grant.
(c)    Amount of equity award adjustments may differ from the amount reported in the table above due to rounding.
(d)    Neither the PEO, nor the Non-PEO NEOs participate in a pension plan. As such, the relevant pension numbers included in the table above are zero.
(4)    The amounts reflect the cumulative total shareholder return of our common stock (column (f)) and the peer group of companies used in our Stock Performance Graph in Form 10-K (column (g)) at the end of each fiscal year. In each case, assume an initial investment of $100 on the IPO date of April 25, 2024, and reinvestment of dividends, if any.
(5)    The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship Between CAP and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company total shareholder return and that of the peer group of companies used in our Item 201(e) Performance Graph in Form 10-K. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

CAP vs. TSR
Compensation Actually Paid ($ millions)
$350
$250
$150
$50
($50)
TSR
$250
$200
$150
$100
$50
$0
$198
$151
$156
$124
$339.9
$45.7
$14.9
-$26.1
2025
2026
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEOs)
Rubrik TSR
Peer Group TSR

CAP vs. Net Income
Compensation Actually Paid ($ millions)
Net Income ($ millions)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$20
$15
$10
$5
$0
($5)
$339.9
$45.7
-$1.15
-$0.35
$14.9
-$26.1
2025
2026
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (Non-PEO NEOs)
Net Income (in Millions)

Required Tabular Disclosure of Most Important Measures
As described in greater detail above in our Compensation Discussion and Analysis, beginning on page 28, our executive compensation program reflects a variable pay-for-performance philosophy. However, we did not utilize any financial performance measures to link CAP to the Company’s NEOs for fiscal year 2026 to the Company’s performance. Our most important operational (non-financial) performance measure used in fiscal year 2026 to link CAP to the Company’s NEOs to the Company’s performance was new and expanded ACV, as discussed in our Compensation Discussion and Analysis under “—FY26 Bonus Program.”

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
The Company grants stock options to its employees, including the named executive officers, from time to time. The Company does not maintain any written policies on the timing of awards of stock options, stock appreciation rights or similar instruments with option-like features. The Compensation Committee will consider whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of any stock option grants and does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI to benefit the recipients of such awards. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation. We have no information to disclose pursuant to Item 402(x)(2) of Regulation S-K. Our Compensation Committee will continue to evaluate our equity grant policies as we continue to evolve and grow as a public company.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 31, 2026.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (3)
Equity compensation plans approved by security holders(4)	30,491,549	$29.2004	63,496,717
Equity compensation plans not approved by security holders	—	—	—
Total	30,491,549	—	63,496,717

(1)    Includes the 2014 Plan and the 2024 Plan but does not include future rights to purchase Class A common stock under our 2024 Employee Stock Purchase Plan (the “2024 ESPP”), which depend on a number of factors described in our 2024 ESPP and will not be determined until the end of the applicable purchase period.
(2)    The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(3)    The shares of common stock underlying any awards that are forfeited, canceled, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under our 2014 Plan, 2024 Plan and 2024 ESPP will be added back to the shares of common stock available for issuance under our 2024 Plan. We no longer make grants under our 2014 Plan.
(4)    The 2024 Plan provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on February 1 of each year for a period commencing on February 1, 2025 and ending on (and including) February 1, 2034, in an amount equal to 5% of the total number of shares of Class A common stock and Class B common stock outstanding on January 31 of the preceding fiscal year; provided that our Board of Directors may act prior to February 1st of a given year to provide that the increase for such year will be a lesser number of shares of Class A common stock. In addition, the 2024 ESPP provides that the total number of shares of our Class A common stock reserved for issuance thereunder will automatically increase on February 1 of each year for a period commencing on February 1, 2025 and ending on (and including) February 1, 2034, in an amount equal to the lesser of (i) 1% of the total number of shares of Class A common stock and Class B common stock outstanding on January 31 of the preceding year, and (ii) 9,214,605 shares of Class A common stock; or such lesser number of shares of Class A common stock as determined by our Board of Directors prior to February 1st of a given year. Accordingly, on February 1, 2026, the number of shares of Class A common stock available for issuance under the 2024 Plan and the 2024 ESPP increased by 10,112,107 shares and 2,022,421 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of March 31, 2026 by:
●each of our named executive officers
●each of our directors;
●our executive officers and directors as a group; and
●each person or entity known by us to beneficially own more than 5% of our capital stock.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentages are based on 160,920,403 shares of Class A common stock and 44,871,803 shares of Class B common stock as of March 31, 2026. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Rubrik, Inc. 3495 Deer Creek Road, Palo Alto, CA 94304.

	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Shares	%	Shares	%
5% Stockholders
Entities affiliated with Lightspeed(1)			9,525,413	21.2	18.0

The Vanguard Group(2)	13,016,248	8.1			1.2
Arvind Jain			11,176,364	24.9	21.1
Named Executive Officers and Directors
Bipul Sinha(3)	56,652	*	14,068,144	29.5	25.2
Kiran Choudary(4)	383,364	*	36,450	*	*
Brian McCarthy	172,897	*			*
Arvind Nithrakashyap(5)	127,454	*	10,430,945	23.2	19.7
Asheem Chandna(6)	1,149,258	*			*
R. Scott Herren(7)	3,076	*	75,000	*	*
Mark D. McLaughlin(8)	12,963	*	71,228	*	*
Ravi Mhatre(9)	624,515	*			**
John W. Thompson(10)	26,477	*	998,285	2.2	1.9
Yvonne Wassenaar(11)	2,325	*	36,000	*	*
All executive officers and directors as a group (9 persons) (12)	2,386,084	1.5	25,716,052	53.7	46.2

*     Less than one percent
†    Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 20 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(1)    Represents (i) 4,162,362 shares of Class B common stock held of record by Lightspeed Venture Partners IX, L.P. (“Lightspeed IX”); (ii) 1,880,593 shares of Class B common stock held of record by Lightspeed SPV I, LLC (“Lightspeed SPV I”); (iii) [1,480,133 ]shares of Class B common stock held of record by Lightspeed SPV I-B, LLC (“Lightspeed SPV I-B”); (iv) 1,036,018 shares of Class B common stock held of record by Lightspeed SPV I-C, LLC (“Lightspeed SPV I-C”); (v) 966,307 shares of Class B common stock held of record by Lightspeed Venture Partners Select II, L.P. (“Lightspeed Select II”); Lightspeed Ultimate General Partner IX, Ltd. (“LUGP IX”), serves as the sole general partner of Lightspeed General Partner IX, L.P. (“LGP IX”), which serves as the sole general partner of Lightspeed IX. Barry Eggers, Ravi Mhatre, and Peter Nieh are directors of LUGP IX and share voting and dispositive power over the shares held by Lightspeed IX. LS SPV Management, LLC (“LS SPV”), serves as the sole manager of each of Lightspeed SPV I, Lightspeed SPV I-B, and Lightspeed SPV I-C. Messrs. Eggers, Mhatre, and Nieh are managing members of LS SPV and share voting and dispositive power over the shares held by each of Lightspeed SPV I, Lightspeed SPV I-B, and Lightspeed SPV I-C. Lightspeed Ultimate General Partner Select II, Ltd. (“LUGP Select II”), serves as the sole general partner of Lightspeed General Partner Select II, L.P. (“LGP Select II”), which serves as the sole general partner of Lightspeed Select II. Messrs. Eggers, Mhatre, and Nieh are directors of LUGP Select II and share voting and dispositive power over the shares held by Lightspeed Select II. Mr. Mhatre is a director of the Issuer and files separate Section 16 reports. The address for Lightspeed Venture Partners is 2200 Sand Hill Road, Menlo Park, California 94025.
(2)    Based solely on information reported on a Schedule 13G/A filed by The Vanguard Group with the SEC on October 30, 2025 reporting beneficial ownership as of September 30, 2025. The Vanguard Group reported beneficial ownership of 13,016,248 shares of Class A common stock. The Vanguard Group has sole voting power with respect to none of the shares, shared voting power with respect to 796,162 of the shares of Class A common stock, sole dispositive power with respect to 12,063,080 of the shares of Class A common stock, and shared dispositive power with respect to 953,168 of the shares of Class A common stock. On March 27, 2026, Vanguard filed a Schedule 13G/A reporting zero shares of beneficial ownership. According to that filing, the reduction to zero shares resulted from an internal realignment within Vanguard, effective January 12, 2026, pursuant to which certain Vanguard subsidiaries and business divisions began reporting beneficial ownership on a disaggregated basis in reliance on SEC Release No. 34-39538. The shares previously reported by Vanguard continue to be held by its subsidiaries and/or business divisions. The principal address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)    Represents (i) 56,652 shares of Class A common stock and 11,234,839 shares of Class B common stock held by Mr. Sinha; and (ii) 2,833,305 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2026, all of which are vested as of such date.
(4)    Represents (i) 383,364 shares of Class A common stock held by Mr. Choudary; and (ii) 36,450 shares of Class B common stock subject to options exercisable within 60 days of March 31, 2026, all of which are vested as of such date.
(5)    Represents (i) 127,454 shares of Class A common stock and 10,230,945 shares of Class B common stock held of record by Mr. Nithrakashyap; and (ii) 200,000 shares of Class B common stock held of record by Arvind Nithrakashyap, as Trustee of the Nithrakashyap/Chatterjee Revocable Trust, of which Mr. Nithrakashyap is trustee and shares voting and dispositive power with his spouse.
(6)    Represents (i) 1,864 shares of Class A common stock held of record by Mr. Chandna; (ii) 9,296 shares of Class A common stock held of record by Asheem Chandna and Aarti Chandna, trustees of the Chandna Children's Trust dated 12/23/2012 of which Mr. Chandna is a co-trustee and shares voting and dispositive power with his spouse; (iii) 1,138,098 shares of Class A common stock held of record by The Revocable Trust of Asheem Chandna and Aarti Chandna, UDT 4/13/98 of which Mr. Chandna is a co-trustee and shares voting and dispositive power with his spouse; and (iv) the shares listed in footnote (2).
(7)    Represents (i) 3,076 shares of Class A common stock and (ii) 75,000 shares of Class B common stock held by Mr. Herren.
(8)    Represents (i) 12,963 shares of Class A common stock and 50,000 shares of Class B common stock held of record by Mr. McLaughlin; and (ii) 21,228 shares of Class B common stock held of record by McLaughlin Revocable Living Trust, of which Mr. McLaughlin is a co-trustee and shares voting and dispositive power with his spouse..
(9)    Represents (i) 97,218 shares of Class A common stock held of record by Mr. Mhatre; (ii) 442,739 shares of Class A common stock held of record by Mhatre Investments LP - Fund 2, of which Mr. Mhatre serves as trustee of the general partner of Mhatre Investments LP - Fund 2; (iii) 83,909 shares of Class A common stock held of record by Mhatre Investments LP - Fund 3, of which Mr. Mhatre serves as trustee of the general partner of Mhatre Investments LP - Fund 3; and (iv) 649 shares of Class A common stock held of record Mhatre 2011 Irrevocable Children's Trust, of which Mr. Mhatre is a trustee
(10)    Represents (i) 3,977 shares of Class A common stock and 50,001 shares of Class B common stock held of record by Mr. Thompson; (ii) 22,500 shares of Class A common stock and 815,338 shares of Class B common stock held of record by John and Sandra Thompson Trust, of which Mr. Thompson is a co-trustee and shares voting and dispositive power with his spouse; and (iii) 132,946 shares of Class B common stock subject to options exercisable within 60 days of [March 31, 2026], all of which are vested as of such date.
(11)    Represents (i) 2,325 shares of Class A common stock; and (ii) 36,000 shares of Class B common stock held by Ms. Wassenaar.

(12)    Represents (i) 2,386,084 shares of Class A common stock and 22,713,351 shares of Class B common stock beneficially owned by our current executive officers and directors as a group; and (ii) 3,002,701 shares subject to options exercisable within 60 days of March 31, 2026, all of which are vested as of such date.

Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, and guarantees of indebtedness. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable offerings or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.
Certain Related Person Transactions
Investor Rights Agreement
We are party to an amended and restated investor rights agreement (“IRA”), with certain holders of our capital stock, including Mr. Sinha, our Chief Executive Officer; Mr. Nithrakashyap, our Chief Technology Officer; Mr. Jain, a holder of more than 5% of our outstanding capital stock; entities affiliated with Lightspeed, which holds greater than 5% of our outstanding capital stock and are affiliated with our director, Mr. Mhatre as well as other holders of our common stock. The IRA provides certain holders of our redeemable convertible preferred stock with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Predibase Acquisition
In July 2025, Rubrik acquired all outstanding stock of Predibase, Inc. (“Predibase”), a developer platform specializing in the operationalization of open-source AI models. Entities affiliated with Greylock Partners (“Greylock”) received shares of our Class A common stock in connection with the transaction as a stockholder of Predibase. The aggregate acquisition date fair value of the total purchase consideration was $109.1 million, and the acquisition date fair value of the shares received by Greylock was $33.8 million, based on the closing price of the Company’s Class A common stock on July 18, 2025. Asheem Chandna, a member of our Board, is a Partner at Greylock. The transaction was entered into on an arm’s-length basis and was approved in accordance with our related person transactions policy.

Other Information For Stockholders
Stockholder Proposals for the 2027 Annual Meeting of Stockholders
Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s Annual Meeting of Stockholders or nominate persons for election to the Board.
Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s proxy statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the Company’s 2027 proxy statement, any such stockholder proposals must be submitted in writing to the Secretary of the Company no later than December 16, 2026, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s proxy statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by our Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 4, 2027 and no later than March 6, 2027. If the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2027 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting of Stockholders, or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company.
Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to the Secretary of the Company at 3495 Deer Creek Road, Palo Alto, CA 94304. A courtesy copy should also be submitted by email to ir@rubrik.com.
Householding of Proxy Materials
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker.

Other Matters
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC.
Based solely on our review of electronic filings with the SEC of such reports and written representations from our executive officers and directors that no Form 5 is required, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during last Completed Fiscal Year, except that Mr. Choudary late filed one report (for the exercise of vested options, subsequent conversion of Class B common stock and subsequent sale made pursuant to a Rule 10b5-1 trading plan), Mr. Thompson late filed one report (for the conversion of Class B common stock and subsequent sale made pursuant to a Rule 10b5-1 plan) and Mr. McCarthy filed one late report (for a sale made pursuant to a Rule 10b5-1 plan), each due to an administrative error.
Additional Filings
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website ir.rubrik.com and click on “Financials”. Copies of our Annual Report on Form 10-K for the year ended January 31, 2026, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting Rubrik by mail at 3495 Deer Creek Rd, Palo Alto, CA 94304, by telephone at 844-478-2745, or by email at ir@rubrik.com.
* * *
Our Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

By Order of the Board of Directors

/s/ Bipul Sinha
Bipul Sinha
Chief Executive Officer and Chairman
April 15, 2026

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RBRK2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91854-P45413 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RUBRIK, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of three Class II directors of Rubrik, Inc., each to hold office until the 2029 Annual Meeting of Stockholders:

Nominees:

01) Asheem Chandna
02) Ravi Mhatre
03) Arvind Nithrakashyap

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment by the Audit Committee of the Board of KPMG LLP as Rubrik, Inc.'s independent registered public accounting firm for Rubrik, Inc.'s fiscal year ending January 31, 2027.	☐	☐	☐

The Board of Directors recommends you vote for ONE YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future advisory votes on the compensation of Rubrik, Inc.'s named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V91855-P45413

RUBRIK, INC.
Annual Meeting of Stockholders
June 3, 2026 2:00 PM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Bipul Sinha, Kiran Choudary, and Peter McGoff as proxies, or any of them, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RUBRIK, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM PT, on June 3, 2026, virtually via www.virtualshareholdermeeting.com/RBRK2026, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and in their discretion on such other matters as may properly come before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side